Filed pursuant to Rule 433(d)
Registration Statement No. 333-131637

The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 866-884-2071.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

PRELIMINARY TERM SHEET

Renaissance Mortgage Acceptance Corp. 2006-2 Home Equity Loan Asset-Backed Notes, Series 2006-2 $801,075,000 Offered Notes (Approximate)

Delta Funding Corporation (Originator) Renaissance REIT Investment Corp. (Seller) Renaissance Mortgage Acceptance Corp. (Depositor)

The issuer has filed a registration statement (including a base prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest in this offering, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov<http://www.sec.gov/>. Alternatively, RBS Greenwich Capital will arrange to send you the base prospectus at no charge if you request it by calling 1-866-884-2071 or emailing offeringmaterials@rbsgc.com.

This free writing prospectus is being delivered to you solely to provide you with information about the offering and to solicit an offer to purchase the offered securities. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase such securities. Any such commitment shall be subject to the conditions specified below.

This free writing prospectus is not required to contain all of the information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase the offered securities, supersedes any prior version of this free writing prospectus and any information contained in any prior similar free writing prospectus relating to these securities. If a preliminary prospectus is conveyed to you prior to your commitment to purchase, that document supersedes all other information provided to you concerning the offered securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued. The issuer is not obligated to issue any such securities or any similar securities, and all or a portion of the securities may not be issued that have the characteristics described herein. The underwriters' obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of the securities having the characteristics described herein. If, for any reason, the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

For asset-backed and mortgage-backed securities: Certain of the information contained herein may be based on numerous assumptions (including preliminary assumptions about the pool assets and structure), which may not be specifically identified as assumptions in the information. Any such information or assumptions are subject to change. The information in this free writing prospectus may reflect assumptions specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any assumptions specifically required by you.

Any legends, disclaimers or other notices that may appear below or on any electronic communication to which this free writing prospectus is attached which state that (1) these materials do not constitute an offer (or a solicitation of an offer), (2) no representation is made as to the accuracy or completeness of these materials and that these materials may not be updated or (3) these materials may be confidential are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

Structure Overview

To 10% Optional Termination
Offered Notes
Class	Approx. Size ($) (1)(2)	Type	Bmark	Est. WAL(3) (yrs)	Est. Prin. Window(3) (mos)	Expected Final Maturity(3)	Stated Final Maturity(4)	Expected Ratings (S&P/Moody’s)
AV-1	$64,000,000	Senior / Sequential	1mL	0.85	1-22	April 2008	August 2036	AAA/Aaa
AV-2	$45,000,000	Senior / Sequential	1mL	3.00	22-54	December 2010	August 2036	AAA/Aaa
AV-3	$31,000,000	Senior / Sequential	1mL	6.69	54-101	November 2014	August 2036	AAA/Aaa
AF-1	$195,000,000	Senior / Sequential	Fixed	0.90	1-19	January 2008	August 2036	AAA/Aaa
AF-2	$105,000,000	Senior / Sequential	Fixed	2.00	19-30	December 2008	August 2036	AAA/Aaa
AF-3	$79,000,000	Senior / Sequential	Fixed	3.00	30-47	May 2010	August 2036	AAA/Aaa
AF-4	$56,000,000	Senior / Sequential	Fixed	5.00	47-78	December 2012	August 2036	AAA/Aaa
AF-5	$47,715,000	Senior / Sequential	Fixed	8.12	78-101	November 2014	August 2036	AAA/Aaa
AF-6	$41,000,000	Senior / NAS	Fixed	6.57	40-101	November 2014	August 2036	AAA/Aaa
M-1	$28,050,000	Subordinate	Fixed	5.60	38-101	November 2014	August 2036	AA+/Aa1
M-2	$25,987,000	Subordinate	Fixed	5.59	38-101	November 2014	August 2036	AA+/Aa2
M-3	$14,437,000	Subordinate	Fixed	5.59	38-101	November 2014	August 2036	AA/Aa3
M-4	$14,025,000	Subordinate	Fixed	5.59	37-101	November 2014	August 2036	AA/A1
M-5	$12,375,000	Subordinate	Fixed	5.58	37-101	November 2014	August 2036	A+/A2
M-6	$11,550,000	Subordinate	Fixed	5.58	37-101	November 2014	August 2036	A/A3
M-7	$10,312,000	Subordinate	Fixed	5.58	37-101	November 2014	August 2036	A-/Baa1
M-8	$6,600,000	Subordinate	Fixed	5.58	37-101	November 2014	August 2036	BBB/Baa2
M-9	$7,012,000	Subordinate	Fixed	5.58	37-101	November 2014	August 2036	BBB-/Baa3
M-10	$7,012,000	Subordinate	Fixed	5.58	37-101	November 2014	August 2036	BBB-/Ba1

Fixed Rate Mortgage Loans	23% HEP
Adjustable Rate Mortgage Loans	28% CPR

(1)	Note sizes are subject to a variance of +/- 5%.
(2)	Note sizes are subject to final rating agency approval.
(3)	Calculated based on the Pricing Speed-
(4)	The stated final maturity date was determined by adding one month to the latest maturity date of the Mortgage Loans expected to be acquired by the Trust.

Structure Overview - Offered Notes

To Maturity
Class	Approx. Size ($) (1)(2)	Type	Bmark	Est. WAL(3) (yrs)	Est. Prin. Window(3) (mos)	Expected Final Maturity(3)	Stated Final Maturity(4)	Expected Ratings (S&P/Moody’s)
Offered Notes
AV-1	$64,000,000	Senior / Sequential	1mL	0.85	1-22	April 2008	August 2036	AAA/Aaa
AV-2	$45,000,000	Senior / Sequential	1mL	3.00	22-54	December 2010	August 2036	AAA/Aaa
AV-3	$31,000,000	Senior / Sequential	1mL	7.44	54-220	October 2024	August 2036	AAA/Aaa
AF-1	$195,000,000	Senior / Sequential	Fixed	0.90	1-19	January 2008	August 2036	AAA/Aaa
AF-2	$105,000,000	Senior / Sequential	Fixed	2.00	19-30	December 2008	August 2036	AAA/Aaa
AF-3	$79,000,000	Senior / Sequential	Fixed	3.00	30-47	May 2010	August 2036	AAA/Aaa
AF-4	$56,000,000	Senior / Sequential	Fixed	5.00	47-78	December 2012	August 2036	AAA/Aaa
AF-5	$47,715,000	Senior / Sequential	Fixed	10.77	78-218	August 2024	August 2036	AAA/Aaa
AF-6	$41,000,000	Senior / NAS	Fixed	6.75	40-215	May 2024	August 2036	AAA/Aaa
M-1	$28,050,000	Subordinate	Fixed	6.18	38-184	October 2021	August 2036	AA+/Aa1
M-2	$25,987,000	Subordinate	Fixed	6.16	38-176	February 2021	August 2036	AA+/Aa2
M-3	$14,437,000	Subordinate	Fixed	6.13	38-168	June 2020	August 2036	AA/Aa3
M-4	$14,025,000	Subordinate	Fixed	6.11	37-162	December 2019	August 2036	AA/A1
M-5	$12,375,000	Subordinate	Fixed	6.08	37-156	June 2019	August 2036	A+/A2
M-6	$11,550,000	Subordinate	Fixed	6.04	37-149	November 2018	August 2036	A/A3
M-7	$10,312,000	Subordinate	Fixed	5.99	37-141	March 2018	August 2036	A-/Baa1
M-8	$6,600,000	Subordinate	Fixed	5.93	37-133	July 2017	August 2036	BBB/Baa2
M-9	$7,012,000	Subordinate	Fixed	5.86	37-126	December 2016	August 2036	BBB-/Baa3
M-10	$7,012,000	Subordinate	Fixed	5.76	37-118	April 2016	August 2036	BBB-/Ba1

Fixed Rate Mortgage Loans	23% HEP
Adjustable Rate Mortgage Loans	28% CPR

(1)	Note sizes are subject to a variance of +/- 5%.
(2)	Note sizes are subject to final rating agency approval.
(3)	Calculated based on the Pricing Speed
(4)	The stated final maturity date was determined by adding one month to the latest maturity date of the Mortgage Loans expected to be acquired by the Trust.

Transaction Summary
Transaction:	Renaissance Home Equity Loan Asset-Backed Notes, Series 2006-2.
Notes Offered:
The “Class A Notes” or “Senior Notes” will consist of the Class AV-1, Class AV-2, Class AV-3, Class AF-1 Class AF-2, Class AF-3, Class AF-4, Class AF-5 and Class AF-6 Notes. The “Subordinate Notes” will consist of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Notes. The Senior Notes and the Subordinate Notes are collectively referred to herein as the “Offered Notes.”

Group I Notes:	The “Group I Notes” will consist of the Class AV-1, Class AV-2 and Class AV-3 Notes.
Group II Notes:	The “Group II Notes” will consist of the Class AF-1, Class AF-2, Class AF-3, Class AF-4, Class AF-5 and Class AF-6 Notes.
Floating Rate Notes:	The “Floating Rate Notes” will consist of the Group I Notes.
Fixed Rate Notes:	The “Fixed Rate Notes” will consist of the Group II Notes and Subordinate Notes.
Issuer:	Renaissance Home Equity Loan Trust 2006-2.
Originator:	Delta Funding Corporation.
Seller:	Renaissance REIT Investment Corp.
Servicer:	Ocwen Loan Servicing, LLC.
Master Servicer, Securities Administrator and Custodian:	Wells Fargo Bank, N.A.
Indenture Trustee:	HSBC Bank USA, National Association.
Swap Counterparty:	[TBD]
Servicing Fee:
With respect to each Payment Date, the Servicer will be entitled to a fee equal to 1/12 of 0.50% of the aggregate principal balance of the Mortgage Loans (the “Servicing Fee”), plus any reimbursable amounts.

Master Servicing Fee:
With respect to each Payment Date, the Master Servicer will be entitled to a fee equal to 1/12 of [0.015]% of the aggregate principal balance of the Mortgage Loans (the “Master Servicing Fee”). The fees of the Indenture Trustee and the Securities Administrator will be paid by the Master Servicer from the Master Servicing Fee.

Co-Lead Underwriters:	Greenwich Capital Markets Inc. and Citigroup Global Markets Inc.
Co-Manager:	Banc of America Securities LLC and JP Morgan Securities Inc.
Pricing Date:	Week of June 5, 2006.
Settlement Date:	On or about June 29, 2006.
Record Date:
For the Floating Rate Notes, the Business Day immediately preceding the Payment Date. For the Fixed Rate Notes, the last business day of the month preceding the month in which such Payment Date occurs.

Payment Date:	For the Offered Notes, the 25th of each month, or the next succeeding Business Day (First Payment Date: July 25, 2006).

Transaction Summary
Cut-Off Date:	For each Mortgage Loan in the mortgage pool on the Closing Date, the later of (i) the origination date of the Mortgage Loan or (ii) June 1, 2006.
Interest Accrual Period:
The interest accrual period with respect to the Floating Rate Notes for a given Payment Date will be the period beginning on the previous Payment Date (or, in the case of the first Payment Date, the Closing Date) and ending on the day prior to such Payment Date (on an actual/360 basis).

The interest accrual period for the Fixed Rate Notes with respect to any Payment Date will be the calendar month preceding such Payment Date (based on a 360-day year consisting of twelve 30-day months).

Accrued Interest:
The Floating Rate Notes will settle with no accrued interest. The Fixed Rate Notes will settle with accrued interest. The price to be paid by investors for the Fixed Rate Notes will include accrued interest from June 1, 2006, up to, but not including, the Settlement Date.

Delay Days:	0 days on the Floating Rate Notes. 24 days on the Fixed Rate Notes.
Rating Agencies:	Standard and Poor’s Rating Services (“S&P”) and Moody’s Investors Service, Inc. (“Moody’s”).
Expected Ratings:	It is anticipated that the Offered Notes will be rated as follows:

Class	S&P	Moody’s
AV-1	AAA	Aaa
AV-2	AAA	Aaa
AV-3	AAA	Aaa
AF-1	AAA	Aaa
AF-2	AAA	Aaa
AF-3	AAA	Aaa
AF-4	AAA	Aaa
AF-5	AAA	Aaa
AF-6	AAA	Aaa
M-1	AA+	Aa1
M-2	AA+	Aa2
M-3	AA	Aa3
M-4	AA	A1
M-5	A+	A2
M-6	A	A3
M-7	A-	Baa1
M-8	BBB	Baa2
M-9	BBB-	Baa3
M-10	BBB-	Ba1

Transaction Summary
Initial and Additional Mortgage Loans:

As of June 1, 2006, the aggregate scheduled principal balance of the mortgage loans described herein will be approximately $630,887,381, consisting of approximately (i) $523,519,938 of fixed-rate Mortgage Loans (the “Initial Fixed-Rate Mortgage Loans”) and (ii) approximately $107,367,443 of adjustable-rate Mortgage Loans (the “Initial Adjustable-Rate Mortgage Loans,” and together with the Initial Fixed-Rate Mortgage Loans, the “Initial Mortgage Loans”). See attached collateral descriptions for more information.

On or prior to the Closing Date, approximately $194,112,619 of additional mortgage loans having similar characteristics to the Initial Mortgage Loans will be added to the trust, consisting of (i) approximately $161,480,062 of additional fixed-rate Mortgage Loans (the “Additional Fixed-Rate Mortgage Loans”) and (ii) approximately $32,632,557 of additional adjustable-rate Mortgage Loans (the “Additional Adjustable-Rate Mortgage Loans,” and together with the Additional Fixed-Rate Mortgage Loans, the “Additional Mortgage Loans”). On the Closing Date, the Initial Mortgage Loans and the Additional Mortgage Loans will be the “Closing Date Mortgage Loans.”

Clearing:	DTC, Euroclear or Clearstream.
SMMEA Eligibility:	The Offered Notes will NOT constitute “mortgage related securities” for purposes of SMMEA.
ERISA Eligibility:	The Offered Notes are expected to be ERISA eligible.
Minimum Denominations:	$25,000 and integral multiples of $1 in excess thereof.
Tax Status:	It is anticipated that for federal income tax purposes the Notes will be characterized as debt instruments.

Transaction Summary
Adjusted Net Mortgage Rate:	The “Adjusted Net Mortgage Rate” for each Mortgage Loan is equal to the loan rate less the sum of (i) the Servicing Fee and (ii) the Master Servicing Fee.
Note Rate:
The monthly Note Rate for the Group I Notes on each Payment Date is the least of (i) the applicable formula rate, (ii) 14.00% and (iii) the related Available Funds Rate.

The formula rate for the Floating Rate Notes will be 1-Month LIBOR plus a margin which will be set at pricing.

The monthly Note Rate for the Fixed Rate Notes will be the fixed rate determined at the time of pricing.

After the Optional Redemption Date, if the Seller fails to exercise its right to redeem the Notes, the coupons on any then outstanding Notes will increase according to the following:

Class	After Optional Redemption Date
Class AV-1	LIBOR + 2 * Initial Margin
Class AV-2	LIBOR + 2 * Initial Margin
Class AV-3	LIBOR + 2 * Initial Margin
Class AF-1	Initial Coupon + [0.50]%
Class AF-2	Initial Coupon + [0.50]%
Class AF-3	Initial Coupon + [0.50]%
Class AF-4	Initial Coupon + [0.50]%
Class AF-5	Initial Coupon + [0.50]%
Class AF-6	Initial Coupon + [0.50]%
Class M-1	Initial Coupon + [0.50]%
Class M-2	Initial Coupon + [0.50]%
Class M-3	Initial Coupon + [0.50]%
Class M-4	Initial Coupon + [0.50]%
Class M-5	Initial Coupon + [0.50]%
Class M-6	Initial Coupon + [0.50]%
Class M-7	Initial Coupon + [0.50]%
Class M-8	Initial Coupon + [0.50]%
Class M-9	Initial Coupon + [0.50]%
Class M-10	Initial Coupon + [0.50]%

Group I Available Funds Rate:
With respect to any Payment Date and the Group I Notes, a rate per annum equal to the product of (i) the excess of (x) the weighted average of the Adjusted Net Mortgage Rates on the Group I Mortgage Loans as of the beginning of the related Due Period less (y) a rate equal to (a) any net swap payment (including any swap termination payment other than those triggered by a Swap Counterparty trigger event) made to the Swap Counterparty divided by (b) the Group I Pool Balance as of the last day of the prior Due Period and (ii) a fraction, the numerator of which is 30 and denominator of which is the actual number of days in the related Interest Accrual Period.

Transaction Summary
Basis Risk Shortfall Amount:

The “Basis Risk Shortfall Amount” for any Payment Date and Class of Notes is equal to the sum of (i) the excess of (a) the amount of interest that would have accrued on such Class without regard to the related Available Funds Rate over (b) the amount of interest accrued on such Class based on the related Available Funds Rate and (ii) the unpaid portion of any related Basis Risk Shortfall Amount from the prior Payment Date together with accrued interest at the related Note Rate (without regard to the Available Funds Rate). Any Basis Risk Shortfall Amount will be paid on such Payment Date or future Payment Dates to the extent of funds available.

Credit Enhancement:
Credit Enhancement for the Notes will be provided by:
➢  Excess Interest
➢  Overcollateralization
➢  Subordination
  Class A Notes are senior to the Subordinate Notes; Subordinate Notes with a higher numerical designation are subordinate to those Subordinate Notes with a lower numerical designation
➢  Net swap payments received from the Swap Counterparty (if any).

Credit Enhancement Percentages:
Class	Rating	Initial Credit Enhancement	Target Credit Enhancement
Class A	AAA/Aaa	19.55%	39.10%
Class M-1	AA+/Aa1	16.15%	32.30%
Class M-2	AA+/Aa2	13.00%	26.00%
Class M-3	AA/Aa3	11.25%	22.50%
Class M-4	AA/A1	9.55%	19.10%
Class M-5	A+/A2	8.05%	16.10%
Class M-6	A/A3	6.65%	13.30%
Class M-7	A-/Baa1	5.40%	10.80%
Class M-8	BBB/Baa2	4.60%	9.20%
Class M-9	BBB-/Baa3	3.75%	7.50%
Class M-10	BBB-/Ba1	2.90%	5.80%

Transaction Summary
Senior Enhancement Percentage:

The “Senior Enhancement Percentage” for a Payment Date is equal to (i) the sum of (a) the aggregate note balance of the Subordinate Notes and (b) the Overcollateralization Amount divided by (ii) the aggregate principal balance of the Mortgage Loans.

Excess Interest:
For each Payment Date, to the extent of funds available, the interest received or advanced on the Mortgage Loans plus net swap payments received under the Swap Agreement, if any, minus the sum of (i) the Servicing Fee and the Master Servicing Fee paid in respect of the Mortgage Loans, (ii) the current and unpaid interest and principal on the Class A Notes and current interest and principal on the Subordinate Notes and (iii) net swap payments due the Swap Counterparty, if any.

Overcollateralization Amount:
On any Payment Date, the “Overcollateralization Amount” will be the amount by which the aggregate principal balance of the Mortgage Loans exceeds the aggregate note balance of the Offered Notes after giving effect to the payment of principal on that Payment Date. On any Payment Date on which the Overcollateralization Amount does not equal the Required Overcollateralization Amount, Excess Interest, to the extent available, will be paid as principal to the Noteholders then entitled to payments of principal to increase the Overcollateralization Amount to the Required Overcollateralization Amount.

OC Floor:	Means an amount equal to 0.50% of the aggregate principal balance of the Closing Date Mortgage Loans as of the related Cut-off Date.
Required Overcollateralization Amount:
On any Payment Date on which a Cumulative Loss Event or a Delinquency Event has not occurred, the Required Overcollateralization Amount is equal to:

(i)  prior to the Stepdown Date, 2.90% of the aggregate principal balance of the Closing Date Mortgage Loans as of the Cut-off Date

(ii)  on or after the Stepdown Date, the greater of:

(a) the lesser of:
i.          2.90% of the aggregate principal balance of the Closing Date Mortgage Loans as of the Cut-off Date; and
ii.         5.80% of the aggregate principal balance of the Mortgage Loans as of the end of the related Due Period; or
(b) the OC Floor.

On any Payment Date during the continuance of (a) a Delinquency Event (whether or not a Cumulative Loss Event is continuing), the Required Overcollateralization Amount will equal the Required Overcollateralization Amount in effect as of the immediately preceding Payment Date or (b) a Cumulative Loss Event (and a Delinquency Event is not then continuing), the Required Overcollateralization Amount will equal the lesser of (i) the Required Overcollateralization Amount as of the preceding Payment Date and (ii) 11.60% of the aggregate pool balance of the Mortgage Loans as of the end of the related Due Period. Under no circumstance shall the Required Overcollateralization Amount be less than the OC Floor.

Transaction Summary
Subordination Required Overcollateralization Amount:

On any Payment Date on or after the Stepdown Date on which a Delinquency Event is not in effect, the Subordination Required Overcollateralization Amount is equal to the Required Overcollateralization Amount determined without regard to the OC Floor minimum, otherwise, the Subordination Required Overcollateralization Amount is equal to the Required Overcollateralization Amount.

Delinquency Event:
A “Delinquency Event” shall have occurred and be continuing, if, at any time, (i) the three-month rolling average of the percentage equivalent of a fraction, the numerator of which is the aggregate principal balance of the Mortgage Loans that are (a) 60+ days delinquent (including those mortgage loans that are in bankruptcy or foreclosure) or (b) REO properties, as of the last day of the related prepayment period and the denominator of which is the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period exceeds (ii) [40.90]% of the Senior Enhancement Percentage.

Cumulative Loss Event:
A Cumulative Loss Event will be in effect if cumulative net losses as a percentage of the aggregate principal balance of the Closing Date Mortgage Loans as of the Cut-off Date exceed the applicable percentages below during the related period of time:

Payment Dates 25-36: [1.05]% for the first month plus an additional 1/12th of [1.40]% for each month thereafter.

Payment Dates 37-48: [2.45]% for the first month plus an additional 1/12th of [1.65]% for each month thereafter.

Payment Dates 49-60: [4.10]% for the first month plus an additional 1/12th of [1.30]% for each month thereafter.

Payment Dates 61-72: [5.40]% for the first month plus an additional 1/12th of [0.90]% for each month thereafter.

Payment Dates 73-84: [6.30]% for the first month plus an additional 1/12th of [0.20]% for each month thereafter.

Payment Dates 85 and
Thereafter: [6.50]%

Trigger Event:	The continuance of either a Delinquency Event or a Cumulative Loss Event.
Stepdown Date:
The earlier to occur of

(i)  the first Payment Date after the Payment Date on which the aggregate note balance of the Class A Notes has been reduced to zero and

(ii) the later to occur of

(x)   the Payment Date occurring in July 2009 and
(y)  the first Payment Date on which the Senior Enhancement Percentage is greater than or equal to 39.10%.

Transaction Summary
Subordination Increase Amount:	As to any Payment Date, the lesser of the Subordination Deficiency and Excess Interest.
Subordination Deficiency:
As to any Payment Date, the excess, if any, of the Required Overcollateralization Amount over the Overcollateralization Amount after giving effect to the payment of principal from the Mortgage Loans (but prior to the payment of any Subordination Increase Amount).

Excess Overcollateralization Amount:
As to any Payment Date, the lesser of (i) the principal payments received on the Mortgage Loans and (ii) the excess, if any, of the Overcollateralization Amount over the Required Overcollateralization Amount (assuming 100% of the principal payments received on the Mortgage Loans are paid to the Offered Notes).

Delinquency Advances:
For any month, if the Servicer receives a payment on a Mortgage Loan that is less than the full scheduled payment, or if no payment is received at all, the Servicer will advance its own funds to cover that shortfall. However, the Servicer will make an advance only if it determines that the advance will be recoverable from future payments or collections on that Mortgage Loan. The Servicer is entitled to be reimbursed for these advances, therefore, these advances are not a form of credit enhancement.

Servicing Advances:
The Servicer will pay all out-of-pocket costs related to its obligations, including, but not limited to: (a) expenses in connection with a foreclosed Mortgage Loan prior to the liquidation of that Mortgage Loan, (b) the costs of any judicial proceedings, including foreclosures and (c) the cost of managing and liquidating property acquired in relation to the Mortgage Loans, as long as it deems such costs to be recoverable. The Servicer is entitled to be reimbursed for these advances, therefore, these advances are not a form of credit enhancement.

Due Period:
With respect to each Payment Date, the period from and including the second day of the month preceding the month of the applicable Payment Date to and including the first day of the month of that Payment Date.

Prepayment Period:
As to any Payment Date and any principal prepayment in full received on a mortgage loan, the period from the 16th day of the calendar month preceding the month in which that Payment Date occurs (or in the case of the first Payment Date, from the Cut-off Date) through the 15th day of the month in which that Payment Date occurs. As to any Payment Date and any principal prepayment in part received on a mortgage loan, the calendar month preceding that Payment Date.

Compensating Interest:
With respect to any Payment Date, the Servicer is obligated to offset any Prepayment Interest Shortfalls with Compensating Interest to the extent of its aggregate Servicing Fee. The Master Servicer is obligated to reduce a portion of its Master Servicing Fee for the related Payment Date to the extent necessary to fund any Prepayment Interest Shortfalls required to be paid but not paid by the Servicer.

Prepayment Interest Shortfalls:	With respect to any Payment Date, the aggregate shortfall, if any, in collections of interest resulting from mortgagor prepayments during the related Prepayment Period.
Allocation of Losses:
Losses not covered by other available credit enhancement will be allocated to the Subordinate
Notes in the reverse order of payment priority, first, to the Class M-10 Notes, second, to the Class M-9 Notes, third, to the Class M-8 Notes, fourth, to the Class M-7 Notes, fifth, to the Class M-6 Notes, sixth, to the Class M-5 Notes, seventh, to the Class M-4 Notes, eighth, to the Class M-3 Notes, ninth, to the Class M-2 Notes and tenth, to the Class M-1 Notes.

Transaction Summary
Swap Agreement:

On the Closing Date, the Trust will enter into an agreement with the Swap Counterparty pursuant to which on each Distribution Date for the second Distribution Date through the 36th Distribution Date, the Trust will be obligated to pay the Swap Counterparty an amount equal to [5.35]% (per annum) on the swap notional amount based upon a 30/360 day count convention and the Trust will be entitled to receive from the Swap Counterparty an amount equal to One-Month LIBOR (as determined pursuant to the swap agreement) on the swap notional amount accrued during the related swap accrual period based upon an actual/360 day count convention, until the swap is retired. Only the net amount of the two obligations above will be paid by the appropriate party. To the extent that the Trust is obliged to make a payment to the Swap Counterparty on a Distribution Date (other than any swap termination payment triggered by a Swap Counterparty trigger event), amounts otherwise available to certificateholders will be applied to make such payment. Such amount will be applied to pay the Swap Counterparty any net swap payment due to the Swap Counterparty, including unpaid swap termination payment owed to the Swap Counterparty pursuant to the swap agreement for such Distribution Date, other than any swap termination payment triggered by a Swap Counterparty trigger event. To the extent that the Swap Counterparty is obliged to make a swap payment to the Trust, any swap payment will be used according to the priorities set forth under Priority of Payments.

Upon early termination of the swap agreement, the Trust or the Swap Counterparty may be liable to make a termination payment (the “swap termination payment”) to the other party (regardless of which party caused the termination). The swap termination payment will be computed in accordance with the procedures set forth in the swap agreement. In the event that the Trust is required to make a swap termination payment, in certain instances, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, prior to distributions to certificateholders.

Swap Schedule
Distribution Date	Scheduled Notional Swap Balance ($)	Distribution Date	Scheduled Notional Swap Balance ($)
1	0.00	19	61,367,988.47
2	134,098 ,288.03	20	58,607,524.58
3	128,076,614.06	21	55,970,944.68
4	122,324,800.46	22	53,452,699.68
5	116,830,773.43	23	50,670,510.85
6	111,582,998.61	24	28,963,737.51
7	106,570,457.06	25	27,318,506.25
8	101,782,622.19	26	26,088,690.91
9	97,209,437.81	27	24,914,102.93
10	92,841,297.15	28	23,792,267.19
11	88,669,022.79	29	22,720,819.34
12	84,683,847.47	30	21,697,500.80
13	80,877,395.83	31	20,720,154.07
14	77,241,666.85	32	19,786,718.21
15	73,769,017.19	33	18,895,224.49
16	70,452,145.21	34	18,043,792.33
17	67,284,075.67	35	17,230,625.28
18	64,258,145.24	36	508,228.21

Transaction Summary
Priority of Payments:

On each Payment Date, amounts in the payment account will be paid as follows:

1.         To pay the Swap Counterparty any net swap payment, provided a swap default has not occurred and is not continuing, and any unpaid swap termination payment (not due to a Swap Counterparty trigger event) owed to the Swap Counterparty pursuant to the swap agreement
2.         To pay interest on the Class A Notes on a pro rata basis based on the entitlement of such class, including any accrued Interest Carryover Shortfall Amounts from a prior Payment Date, (first from the related loan group, then from the other loan group if necessary), and then, excluding any accrued Interest Carryover Shortfall Amounts from prior Payment Dates, to pay interest to the Subordinate Notes, sequentially.
3.         To the Class A Notes, as described below, an amount up to the Senior Principal Payment Amount for the Payment Date, excluding any Subordination Increase Amount included in that amount.
4.         To the Subordinate Notes, to pay the respective Class M Principal Payment Amount, excluding any Subordination Increase Amount, sequentially, until each such class is reduced to zero.
5.         From Excess Interest to the Offered Notes, the Subordination Increase Amount for the applicable Payment Date, allocated in the order of priority set forth in clauses 2 and 3 above.
6.         From Excess Interest, if any, to pay the Interest Carryover Shortfall Amounts and Principal Carryover Shortfall Amounts, in that order, on the Subordinate Notes, sequentially.
7.         From Excess Interest, if any, to pay the Basis Risk Shortfall Amounts, first, to the Group I Notes, on a pro rata basis.
8.         From Excess Interest, if any, to pay interest accrued on any Principal Carryover Shortfall Amounts sequentially to the Subordinate Notes.
9.         To the Swap Counterparty, any unpaid swap termination payment due to the Swap Counterparty as a result of a Swap Counterparty trigger event.
10.  To pay any remaining amount to the Class N Notes and the Owner Trust Certificates in accordance with the Indenture.

Transaction Summary
Interest Carryover Shortfall:

As to any Class of Notes the sum of (i) the excess, if any, of the sum of (x) the interest accrued at the related Note Rate and (y) any outstanding Interest Carryover Shortfall with respect to that Class on the preceding Payment Date, over the amount in respect of interest that is actually paid to holders of such Class on the preceding Payment Date plus (ii) interest on such excess at the applicable Note Rate.

Principal Carryover Shortfall:
As to any class of Subordinate Notes and any Payment Date, the excess, if any, of (i) the sum of (x) the amount of reduction in the Class Note Balance of that class and (y) the amount of any reductions on prior Payment Dates over (ii) the amount paid on prior Payment Dates in respect of the reductions contemplated by clause (i) allocated to that Class of Notes on prior Payment Dates.

Aggregate Principal Amount:	Means, as to any Payment Date, the sum of the Basic Principal Amounts for each mortgage loan group.
Basic Principal Amount:
As to any Payment Date, an amount equal to the sum of the following amounts, without duplication, with respect to the mortgage loans in each mortgage loan group: (1) each payment of principal on a mortgage loan due during the related Due Period and received by the Servicer; (2) the net liquidation proceeds allocable to principal, any recoveries and all full and partial principal prepayments received by the Servicer during the related Prepayment Period; (3) the portion of the purchase price allocable to principal of all repurchased defective mortgage loans with respect to that Payment Date; (4) any substitution adjustment amounts received on or prior to the previous determination date and not yet paid; and (5) any monthly advances with respect to scheduled payments of principal due during the related Due Period.

Principal Payment Amount:
Means, with respect to any Payment Date, the lesser of (1) the aggregate class note balances of the Offered Notes immediately preceding that Payment Date and (2) the sum of (x) the Aggregate Principal Amount for that Payment Date minus the Excess Overcollateralization Amount, if any, for that Payment Date and (y) the Subordination Increase Amount, if any, for that Payment Date.

Senior Principal Payment Amount:
Means, with respect to (a) any Payment Date prior to the Stepdown Date or during the continuation of a Delinquency Event, the lesser of (1) 100% of the Principal Payment Amount and (2) the aggregate class note balances of the Senior Notes immediately prior to that Payment Date, and (b) any other Payment Date, the lesser of (1) the Principal Payment Amount and (2) the excess, if any, of (x) the aggregate balance of the Senior Notes immediately prior to that Payment Date over (y) the lesser of (A) 66.70% of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus the Subordination Required Overcollateralization Amount for that Payment Date and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus the OC Floor.

Group I Parity Amount:
Means, with respect to any Payment Date, the greater of (i) zero and (ii) the excess, if any, of (x) the class note balance of the Group I Notes, immediately prior to that Payment Date over (y) the aggregate principal balance of the Group I Mortgage Loans as of the last day of the related Due Period.

Transaction Summary
Group I Principal Payment Amount:

Means, with respect to any Payment Date, the lesser of (A) the greatest of (1) the product of (x) the Senior Principal Payment Amount for that Payment Date and (y) a fraction, the numerator of which is the excess of (i) the aggregate principal balance of the Group I Mortgage Loans as of the first day of the related Due Period, over (ii) the aggregate principal balance of the Group I Mortgage Loans as of the last day of the related Due Period, and the denominator of which is the excess of (i) the aggregate principal balance of the Mortgage Loans as of the first day of the related Due Period, over (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period, (2) the Group I Parity Amount and (3) the excess of (i) the Senior Principal Payment Amount for that Payment Date over (ii) the aggregate note balance of the Group II Notes immediately prior to that Payment Date and (B) the aggregate balance of the Group I Notes immediately prior to that Payment Date.

With respect to the Group I Notes, all principal payments will be paid sequentially as follows:

1. To the Class AV-1 Notes, until the Note Balance has been reduced to zero.
2. To the Class AV-2 Notes, until the Note Balance has been reduced to zero.
3. To the Class AV-3 Notes, until the Note Balance has been reduced to zero.

Notwithstanding the foregoing, on any Payment Date on or after which the aggregate Note Balance of the Subordinate Notes has been reduced to zero, principal will be allocated to the Group I Notes on a pro-rata basis.

Group II Principal Payment Amount:	Means, with respect to any Payment Date, the excess of (1) the Senior Principal Payment Amount for that Payment Date over (2) the Group I Principal Payment Amount for the Payment Date

With respect to the Group II Notes, all principal payments will be paid sequentially as follows:

1. To the Class AF-6 Notes, an amount equal to Class AF-6 Lockout Payment Amount.
2. To the Class AF-1 Notes, until the Note Balance has been reduced to zero
3. To the Class AF-2 Notes, until the Note Balance has been reduced to zero.
4. To the Class AF-3 Notes, until the Note Balance has been reduced to zero.
5. To the Class AF-4 Notes, until the Note Balance has been reduced to zero.
6. To the Class AF-5 Notes, until the Note Balance has been reduced to zero.
7. To the Class AF-6 Notes, until the Note Balance has been reduced to zero.

Notwithstanding the foregoing, on any Payment Date on or after which the aggregate Note Balance of the Subordinate Notes has been reduced to zero, principal will be allocated to the Group II Notes on a pro-rata basis.

Class AF-6 Calculation Percentage:
For any Payment Date, the fraction, expressed as a percentage, the numerator of which is the class note balance of the Class AF-6 Notes and the denominator of which is the aggregate note balance of the Group II Notes, in each case before giving effect to payments of principal on that Payment Date.

Class AF-6 Lockout Payment Amount:
For any Payment Date, an amount equal to the product of (1) the applicable Class AF-6 Lockout Percentage for that Payment Date, (2) the Class AF-6 Calculation Percentage for that Payment Date and (3) the Group II Principal Payment Amount for that Payment Date but in no event will the Class AF-6 Lockout Payment Amount exceed (a) the outstanding class note balance of the Class AF-6 Notes, or (b) the Group II Principal Payment Amount for that Payment Date.

For each Payment Date will be as follows:

Class AF-6 Lockout Percentage:
Payment Date	Lockout Percentage
1 to 36	0%
37 to 60	45%
61 to 72	80%
73 to 84	100%
85 and thereafter	300%

Transaction Summary
Class M-1 Principal Payment Amount:

As to any Payment Date on or after the Stepdown Date, (x) 100% of the Principal Payment Amount if the Class A Notes have been reduced to zero and a Delinquency Event is in effect, or (y) if any Class A Notes are outstanding and a Delinquency Event is not in effect, the excess of:

(a) the sum of:
(i)  the aggregate note balance of the Class A Notes, after taking into account payment of the Senior Principal Payment Amount for the applicable Payment Date, and
(ii)  the note balance of the Class M-1 Notes immediately prior to the applicable Payment Date; over
(b) the lesser of:
(i)  73.50% of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period less the Subordination Required Overcollateralization Amount for that Payment Date, and
(ii)  the aggregate principal balance of the Mortgage Loans as of the last day of the elated Due Period minus the OC Floor.

Class M-2 Principal Payment Amount:
As to any Payment Date on or after the Stepdown Date, (x) 100% of the Principal Payment Amount if the Class A and Class M-1 Notes have been reduced to zero and a Delinquency Event is in effect, or (y) if any Class A or Class M-1 Notes are outstanding and a Delinquency Event is not in effect, the excess of:

(a) the sum of:
(i)  the aggregate note balance of the Class A Notes, after taking into account payment of the Senior Principal Payment Amount for the applicable Payment Date,
(ii)  the note balance of the Class M-1 Notes, after taking into account payment of the Class M-1 Principal Payment Amount for the applicable Payment Date, and
(iii)  the note balance of the Class M-2 Notes immediately prior to the applicable Payment Date; over
(b) the lesser of:
(i)  79.80% of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period less the Subordination Required Overcollateralization Amount for that Payment Date, and
(ii)  the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus the OC Floor.

Class M-3 Principal Payment Amount:
As to any Payment Date on or after the Stepdown Date, (x) 100% of the Principal Payment Amount if the Class A, Class M-1 and Class M-2 Notes have been reduced to zero and a Delinquency Event is in effect, or (y) if any Class A, Class M-1 or Class M-2 Notes are outstanding and a Delinquency Event is not in effect, the excess of:

(a) the sum of:
(i)  the aggregate note balance of the Class A Notes, after taking into account payment of the Senior Principal Payment Amount for the applicable Payment Date,
(ii)  the note balance of the Class M-1 Notes, after taking into account payment of the Class M-1 Principal Payment Amount for the applicable Payment Date,
(iii)  the note balance of the Class M-2 Notes, after taking into account payment of the Class M-2 Principal Payment Amount for the applicable Payment Date,
(iv)  the note balance of the Class M-3 Notes immediately prior to the applicable Payment Date; over
(b) the lesser of:
(i)  83.30% of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period less the Subordination Required Overcollateralization Amount for that Payment Date, and
(ii)  the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus the OC Floor.

Transaction Summary
Class M-4 Principal Payment Amount:

As to any Payment Date on or after the Stepdown Date, (x) 100% of the Principal Payment Amount if the Class A, Class M-1, Class M-2 and Class M-3 Notes have been reduced to zero and a Delinquency Event is in effect, or (y) if any Class A, Class M-1, Class M-2 or Class M-3 Notes are outstanding and a Delinquency Event is not in effect, the excess of:

(a) the sum of:
(i)  the aggregate note balance of the Class A Notes, after taking into account payment of the Senior Principal Payment Amount for the applicable Payment Date,
(ii)  the note balance of the Class M-1 Notes, after taking into account payment of the Class M-1 Principal Payment Amount for the applicable Payment Date,
(iii)  the note balance of the Class M-2 Notes, after taking into account payment of the Class M-2 Principal Payment Amount for the applicable Payment Date,
(iv)  the note balance of the Class M-3 Notes, after taking into account payment of the Class M-3 Principal Payment Amount for the applicable Payment Date,
(v)  the note balance of the Class M-4 Notes immediately prior to the applicable Payment Date; over
(b) the lesser of:
(i)  86.70% of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period less the Subordination Required Overcollateralization Amount for that Payment Date, and
(ii)  the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus the OC Floor.

Class M-5 Principal Payment Amount:
As to any Payment Date on or after the Stepdown Date, (x) 100% of the Principal Payment Amount if the Class A, Class M-1, Class M-2, Class M-3 and Class M-4 Notes have been reduced to zero and a Delinquency Event is in effect, or (y) if any Class A, Class M-1, Class M-2, Class M-3 or Class M-4 Notes are outstanding and a Delinquency Event is not in effect, the excess of:

(a) the sum of:
(i)  the aggregate note balance of the Class A Notes, after taking into account payment of the Senior Principal Payment Amount for the applicable Payment Date,
(ii)  the note balance of the Class M-1 Notes, after taking into account payment of the Class M-1 Principal Payment Amount for the applicable Payment Date,
(iii)  the note balance of the Class M-2 Notes, after taking into account payment of the Class M-2 Principal Payment Amount for the applicable Payment Date,
(iv)  the note balance of the Class M-3 Notes, after taking into account payment of the Class M-3 Principal Payment Amount for the applicable Payment Date,
(v)  the note balance of the Class M-4 Notes, after taking into account payment of the Class M-4 Principal Payment Amount for the applicable Payment Date,
(vi)  the note balance of the Class M-5 Notes immediately prior to the applicable Payment Date; over
(b) the lesser of:
(i)  89.70% of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period less the Subordination Required Overcollateralization Amount for that Payment Date, and
(ii)  the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus the OC Floor.

Transaction Summary
Class M-6 Principal Payment Amount:

As to any Payment Date on or after the Stepdown Date, (x) 100% of the Principal Payment Amount if the Class A, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Notes have been reduced to zero and a Delinquency Event is in effect, or (y) if any Class A, Class M-1, Class M-2, Class M-3, Class M-4 or Class M-5 Notes are outstanding and a Delinquency Event is not in effect, the excess of:

(a) the sum of:
(i)  the aggregate note balance of the Class A Notes, after taking into account payment of the Senior Principal Payment Amount for the applicable Payment Date,
(ii)  the note balance of the Class M-1 Notes, after taking into account payment of the Class M-1 Principal Payment Amount for the applicable Payment Date,
(iii)  the note balance of the Class M-2 Notes, after taking into account payment of the Class M-2 Principal Payment Amount for the applicable Payment Date,
(iv)  the note balance of the Class M-3 Notes, after taking into account payment of the Class M-3 Principal Payment Amount for the applicable Payment Date,
(v)  the note balance of the Class M-4 Notes, after taking into account payment of the Class M-4 Principal Payment Amount for the applicable Payment Date,
(vi)  the note balance of the Class M-5 Notes after taking into account payment of the Class M-5 Principal Payment Amount for the applicable Payment Date;
(vii)  the note balance of the Class M-6 Notes immediately prior to the applicable Payment Date; over
(b) the lesser of:
(i)  92.50% of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period less the Subordination Required Overcollateralization Amount for that Payment Date, and
(ii)  the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus the OC Floor.

Transaction Summary
Class M-7 Principal Payment Amount:

As to any Payment Date on or after the Stepdown Date, (x) 100% of the Principal Payment Amount if the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Notes have been reduced to zero and a Delinquency Event is in effect, or (y) if any Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 or Class M-6 Notes are outstanding and a Delinquency Event is not in effect, the excess of:

(a) the sum of:
(i)  the aggregate note balance of the Class A Notes, after taking into account payment of the Senior Principal Payment Amount for the applicable Payment Date,
(ii)  the note balance of the Class M-1 Notes, after taking into account payment of the Class M-1 Principal Payment Amount for the applicable Payment Date,
(iii)  the note balance of the Class M-2 Notes, after taking into account payment of the Class M-2 Principal Payment Amount for the applicable Payment Date,
(iv)  the note balance of the Class M-3 Notes, after taking into account payment of the Class M-3 Principal Payment Amount for the applicable Payment Date,
(v)  the note balance of the Class M-4 Notes, after taking into account payment of the Class M-4 Principal Payment Amount for the applicable Payment Date,
(vi)  the note balance of the Class M-5 Notes after taking into account payment of the Class M-5 Principal Payment Amount for the applicable Payment Date;
(vii)  the note balance of the Class M-6 Notes after taking into account payment of the Class M-6 Principal Payment Amount for the applicable Payment Date;
(viii)  the note balance of the Class M-7 Notes immediately prior to the applicable Payment Date; over
(b) the lesser of:
(i)  95.00% of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period less the Subordination Required Overcollateralization Amount for that Payment Date, and
(ii)  the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus the OC Floor.

Transaction Summary
Class M-8 Principal Payment Amount:

As to any Payment Date on or after the Stepdown Date, (x) 100% of the Principal Payment Amount if the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Notes have been reduced to zero and a Delinquency Event is in effect, or (y) if any Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 or Class M-7 Notes are outstanding and a Delinquency Event is not in effect, the excess of:

(a) the sum of:
(i)  the aggregate note balance of the Class A Notes, after taking into account Payments of the Senior Principal Payment Amount for the applicable payment Date,
(ii)  the note balance of the Class M-1 Notes, after taking into account payment of the Class M-1 Principal Payment Amount for the applicable Payment Date,
(iii)  the note balance of the Class M-2 Notes, after taking into account payment of the Class M-2 Principal Payment Amount for the applicable Payment Date,
(iv)  the note balance of the Class M-3 Notes, after taking into account payment of the Class M-3 Principal Payment Amount for the applicable Payment Date,
(v)  the note balance of the Class M-4 Notes, after taking into account payment of the Class M-4 Principal Payment Amount for the applicable Payment Date,
(vi)  the note balance of the Class M-5 Notes after taking into account payment of the Class M-5 Principal Payment Amount for the applicable Payment Date;
(vii)  the note balance of the Class M-6 Notes after taking into account payment of the Class M-6 Principal Payment Amount for the applicable Payment Date;
(viii)  the note balance of the Class M-7 Notes after taking into account payment of the Class M-7 Principal Payment Amount for the applicable Payment Date;
(ix)  the note balance of the Class M-8 Notes immediately prior to the applicable Payment Date; over
(b) the lesser of:
(i)  96.60% of the balance of the Mortgage Loans as of the last day of the related due period less the Subordination Required Overcollateralization Amount for that Payment Date, and
(ii)  the principal balance of the Mortgage Loans as of the last day of the related Due Period minus the OC Floor.

Transaction Summary
Class M-9 Principal Payment Amount:

As to any Payment Date on or after the Stepdown Date, (x) 100% of the Principal Payment Amount if the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Notes have been reduced to zero and a Delinquency Event is in effect, or (y) if any Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 or Class M-8 Notes are outstanding and a Delinquency Event is not in effect, the excess of:

(a) the sum of:
(i)  the aggregate note balance of the Class A Notes, after taking into account Payments of the Senior Principal Payment Amount for the applicable payment Date,
(ii)  the note balance of the Class M-1 Notes, after taking into account payment of the Class M-1 Principal Payment Amount for the applicable Payment Date,
(iii)  the note balance of the Class M-2 Notes, after taking into account payment of the Class M-2 Principal Payment Amount for the applicable Payment Date,
(iv)  the note balance of the Class M-3 Notes, after taking into account payment of the Class M-3 Principal Payment Amount for the applicable Payment Date,
(v)  the note balance of the Class M-4 Notes, after taking into account payment of the Class M-4 Principal Payment Amount for the applicable Payment Date,
(vi)  the note balance of the Class M-5 Notes after taking into account payment of the Class M-5 Principal Payment Amount for the applicable Payment Date;
(vii)  the note balance of the Class M-6 Notes after taking into account payment of the Class M-6 Principal Payment Amount for the applicable Payment Date;
(viii)  the note balance of the Class M-7 Notes after taking into account payment of the Class M-7 Principal Payment Amount for the applicable Payment Date;
(ix)  the note balance of the Class M-8 Notes after taking into account payment of the Class M-8 Principal Payment Amount for the applicable Payment Date;
(x)  the note balance of the Class M-9 Notes immediately prior to the applicable Payment Date; over
(b) the lesser of:
(i)  98.30% of the balance of the Mortgage Loans as of the last day of the related due period less the Subordination Required Overcollateralization Amount for that Payment Date, and
(ii)  the principal balance of the Mortgage Loans as of the last day of the related Due Period minus the OC Floor.

Transaction Summary
Class M-10 Principal Payment Amount:

As to any Payment Date on or after the Stepdown Date, (x) 100% of the Principal Payment Amount if the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 and Class M-9 Notes have been reduced to zero and a Delinquency Event is in effect, or (y) if any Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 or Class M-9 Notes are outstanding and a Delinquency Event is not in effect, the excess of:

(a) the sum of:
(i)  the aggregate note balance of the Class A Notes, after taking into account Payments of the Senior Principal Payment Amount for the applicable payment Date,
(ii)  the note balance of the Class M-1 Notes, after taking into account payment of the Class M-1 Principal Payment Amount for the applicable Payment Date,
(iii)  the note balance of the Class M-2 Notes, after taking into account payment of the Class M-2 Principal Payment Amount for the applicable Payment Date,
(iv)  the note balance of the Class M-3 Notes, after taking into account payment of the Class M-3 Principal Payment Amount for the applicable Payment Date,
(v)  the note balance of the Class M-4 Notes, after taking into account payment of the Class M-4 Principal Payment Amount for the applicable Payment Date,
(vi)  the note balance of the Class M-5 Notes after taking into account payment of the Class M-5 Principal Payment Amount for the applicable Payment Date;
(vii)  the note balance of the Class M-6 Notes after taking into account payment of the Class M-6 Principal Payment Amount for the applicable Payment Date;
(viii)  the note balance of the Class M-7 Notes after taking into account payment of the Class M-7 Principal Payment Amount for the applicable Payment Date;
(ix)  the note balance of the Class M-8 Notes after taking into account payment of the Class M-8 Principal Payment Amount for the applicable Payment Date;
(x)  the note balance of the Class M-9 Notes after taking into account payment of the Class M-9 Principal Payment Amount for the applicable Payment Date;
(xi)  the note balance of the Class M-10 Notes immediately prior to the applicable Payment Date; over
(b) the lesser of:
(i)  100.00% of the balance of the Mortgage Loans as of the last day of the related due period less the Subordination Required Overcollateralization Amount for that Payment Date, and
(ii)  the principal balance of the Mortgage Loans as of the last day of the related Due Period minus the OC Floor.

Optional Redemption:
The terms of the transaction allow for redemptionof the Offered Notes, which may be exercised once the aggregate principal balance of the Mortgage Loans is less than or equal to 10% of the aggregate principal balance of the Closing Date Mortgage Loans as of the Cut-off Date.

  DESCRIPTION OF THE COLLATERAL

TOTAL MORTGAGE LOANS

		Minimum	Maximum
Scheduled Principal Balance	$630,887,381	$22,470	$1,000,000
Average Scheduled Principal Balance	$157,880
Number of Mortgage Loans	3,996

Weighted Average Gross Coupon	8.710%	6.240%	14.140%
Weighted Average FICO Score	612	413	863
Weighted Average Combined Original LTV	74.71%	7.18%	100.00%

Weighted Average Original Term	339 months	60 months	360 months
Weighted Average Stated Remaining Term	339 months	58 months	360 months
Weighted Average Seasoning	1 month	0 months	3 months

Weighted Average Gross Margin	5.247%	2.440%	8.490%
Weighted Average Minimum Interest Rate	9.005%	6.490%	12.190%
Weighted Average Maximum Interest Rate	16.003%	13.490%	19.190%
Weighted Average Initial Rate Cap	3.000%	3.000%	3.000%
Weighted Average Subsequent Rate Cap	1.000%	1.000%	1.000%
Weighted Average Months to Roll	30 months	22 months	36 months

Maturity Date		April 1, 2011	July 1, 2036
Maximum Zip Code Concentration	0.91%	11203

ARM	17.02%	Full	66.67%
Fixed Rate	82.98%	Limited	9.83%
		No Income Verification	18.44%
2/28 Arms	6.92%	Stated Income	5.06%
2/28 IO	0.12%
3/27 Arms	9.92%	Cash Out Refinance	58.89%
3/27 IO	0.06%	Debt Consolidation	27.37%
Fixed Rate	44.70%	Purchase	7.05%
Fixed Rate IO	0.29%	Rate/Term Refinance	6.69%
Fixed/Stepped	38.00%
		Condominium	3.51%
Interest Only	0.46%	Five-Eight Family	1.49%
Not Interest Only	99.54%	Multi-Use	1.53%
		Single Family	79.60%
Prepay Penalty: N/A	27.67%	Two-Four Family	13.86%
Prepay Penalty: 12 months	26.12%
Prepay Penalty: 18 months	0.05%	Non-owner	5.40%
Prepay Penalty: 24 months	5.92%	Primary	94.60%
Prepay Penalty: 30 months	0.97%
Prepay Penalty: 36 months	39.26%	Top 5 States:
		New York	25.08%
First Lien	96.26%	Florida	16.02%
Second Lien	3.74%	New Jersey	6.41%
		Maryland	6.31%
		Pennsylvania	5.81%

Original Principal Balance ($)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 - 50,000.00	384	15,746,703.94	2.50%	10.156	281	65.23	608
50,000.01 - 100,000.00	1,176	88,198,441.01	13.98%	9.407	311	69.65	606
100,000.01 - 150,000.00	891	110,628,049.84	17.54%	8.978	327	72.96	607
150,000.01 - 200,000.00	517	89,652,431.70	14.21%	8.866	345	73.34	606
200,000.01 - 250,000.00	349	78,557,936.17	12.45%	8.589	346	75.27	613
250,000.01 - 300,000.00	222	61,265,076.70	9.71%	8.410	349	73.85	608
300,000.01 - 350,000.00	160	52,294,095.21	8.29%	8.383	354	76.62	610
350,000.01 - 400,000.00	117	43,899,300.35	6.96%	8.312	348	78.69	619
400,000.01 - 450,000.00	69	29,337,675.40	4.65%	8.201	358	80.81	625
450,000.01 - 500,000.00	44	20,995,726.05	3.33%	7.911	358	81.89	627
500,000.01 - 550,000.00	24	12,662,556.11	2.01%	7.902	354	87.75	636
550,000.01 - 600,000.00	17	9,822,449.00	1.56%	8.207	359	88.48	634
600,000.01 - 650,000.00	13	8,172,179.72	1.30%	7.474	359	77.56	644
650,000.01 - 700,000.00	7	4,768,760.00	0.76%	7.623	359	75.05	655
700,000.01 - 750,000.00	2	1,470,000.00	0.23%	7.781	354	81.70	615
750,000.01 - 800,000.00	2	1,576,000.00	0.25%	7.427	360	78.07	653
800,000.01 - 850,000.00	1	840,000.00	0.13%	9.640	359	80.00	604
950,000.01 - 1,000,000.00	1	1,000,000.00	0.16%	8.390	359	44.94	611
Total	3,996	630,887,381.20	100.00%	8.710	339	74.71	612

Current Principal Balance ($)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 - 50,000.00	385	15,795,051.50	2.50%	10.148	281	65.18	608
50,000.01 - 100,000.00	1,175	88,150,093.45	13.97%	9.408	311	69.66	606
100,000.01 - 150,000.00	891	110,628,049.84	17.54%	8.978	327	72.96	607
150,000.01 - 200,000.00	517	89,652,431.70	14.21%	8.866	345	73.34	606
200,000.01 - 250,000.00	349	78,557,936.17	12.45%	8.589	346	75.27	613
250,000.01 - 300,000.00	222	61,265,076.70	9.71%	8.410	349	73.85	608
300,000.01 - 350,000.00	160	52,294,095.21	8.29%	8.383	354	76.62	610
350,000.01 - 400,000.00	117	43,899,300.35	6.96%	8.312	348	78.69	619
400,000.01 - 450,000.00	69	29,337,675.40	4.65%	8.201	358	80.81	625
450,000.01 - 500,000.00	44	20,995,726.05	3.33%	7.911	358	81.89	627
500,000.01 - 550,000.00	24	12,662,556.11	2.01%	7.902	354	87.75	636
550,000.01 - 600,000.00	17	9,822,449.00	1.56%	8.207	359	88.48	634
600,000.01 - 650,000.00	13	8,172,179.72	1.30%	7.474	359	77.56	644
650,000.01 - 700,000.00	7	4,768,760.00	0.76%	7.623	359	75.05	655
700,000.01 - 750,000.00	2	1,470,000.00	0.23%	7.781	354	81.70	615
750,000.01 - 800,000.00	2	1,576,000.00	0.25%	7.427	360	78.07	653
800,000.01 - 850,000.00	1	840,000.00	0.13%	9.640	359	80.00	604
950,000.01 - 1,000,000.00	1	1,000,000.00	0.16%	8.390	359	44.94	611
Total	3,996	630,887,381.20	100.00%	8.710	339	74.71	612

Current Gross Rate (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
6.000 - 6.499	74	19,156,796.99	3.04%	6.378	343	64.49	689
6.500 - 6.999	235	54,578,141.55	8.65%	6.807	340	68.94	657
7.000 - 7.499	221	48,896,938.80	7.75%	7.303	338	75.08	648
7.500 - 7.999	488	91,030,890.36	14.43%	7.806	334	74.15	639
8.000 - 8.499	340	64,297,222.27	10.19%	8.296	338	75.56	620
8.500 - 8.999	642	110,153,413.87	17.46%	8.786	339	77.12	603
9.000 - 9.499	455	64,766,655.46	10.27%	9.283	343	76.96	587
9.500 - 9.999	597	80,716,383.35	12.79%	9.782	342	77.04	579
10.000 -10.499	367	43,347,775.31	6.87%	10.278	337	74.34	585
10.500 -10.999	323	32,985,722.92	5.23%	10.765	339	72.65	571
11.000 -11.499	136	11,853,051.00	1.88%	11.232	336	74.06	572
11.500 -11.999	91	7,362,834.32	1.17%	11.735	330	69.81	561
12.000 -12.499	16	1,071,557.00	0.17%	12.200	294	83.44	602
12.500 -12.999	5	331,775.00	0.05%	12.588	360	71.90	606
13.000 -13.499	5	315,753.00	0.05%	13.147	231	99.18	598
14.000 -14.499	1	22,470.00	0.00%	14.140	239	100.00	584
Total	3,996	630,887,381.20	100.00%	8.710	339	74.71	612

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1- 60	8	473,273.21	0.08%	8.410	59	58.28	723
61-120	79	5,997,484.08	0.95%	8.448	105	61.42	674
121-180	374	35,776,294.70	5.67%	8.481	169	69.72	643
181-240	254	23,079,015.01	3.66%	9.473	232	75.74	633
241-300	95	12,297,730.50	1.95%	8.798	281	74.02	647
301-360	3,186	553,263,583.70	87.70%	8.695	358	75.16	608
Total	3,996	630,887,381.20	100.00%	8.710	339	74.71	612

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1- 60	8	473,273.21	0.08%	8.410	59	58.28	723
61-120	79	5,997,484.08	0.95%	8.448	105	61.42	674
121-180	374	35,776,294.70	5.67%	8.481	169	69.72	643
181-240	254	23,079,015.01	3.66%	9.473	232	75.74	633
241-300	95	12,297,730.50	1.95%	8.798	281	74.02	647
301-360	3,186	553,263,583.70	87.70%	8.695	358	75.16	608
Total	3,996	630,887,381.20	100.00%	8.710	339	74.71	612

Seasoning (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
None	1,409	215,090,821.20	34.09%	8.672	337	73.89	615
1	1,721	272,901,072.37	43.26%	8.652	337	74.74	611
2	856	140,405,058.87	22.26%	8.898	344	75.93	609
3	10	2,490,428.76	0.39%	7.833	342	72.27	615
Total	3,996	630,887,381.20	100.00%	8.710	339	74.71	612

Gross Margin (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2.000 - 2.499	1	218,000.00	0.20%	6.690	359	32.30	664
2.500 - 2.999	4	886,600.00	0.83%	6.540	359	72.40	666
3.000 - 3.499	10	1,550,893.20	1.44%	7.032	359	77.99	633
3.500 - 3.999	24	4,557,668.33	4.24%	7.521	359	71.97	630
4.000 - 4.499	57	12,926,028.48	12.04%	8.039	359	74.92	615
4.500 - 4.999	103	19,799,073.33	18.44%	8.562	358	76.53	593
5.000 - 5.499	150	28,559,488.52	26.60%	8.987	359	78.31	586
5.500 - 5.999	139	21,009,432.96	19.57%	9.519	358	73.22	566
6.000 - 6.499	88	11,519,928.50	10.73%	10.088	359	70.91	558
6.500 - 6.999	36	4,111,319.54	3.83%	10.482	359	74.59	574
7.000 - 7.499	20	1,896,677.54	1.77%	11.199	359	66.79	532
7.500 - 7.999	4	276,333.04	0.26%	11.290	359	76.69	512
8.000 - 8.499	1	56,000.00	0.05%	12.190	359	70.00	514
Total	637	107,367,443.44	100.00%	9.005	359	75.01	586

Minimum Interest Rate (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
6.000 - 6.499	1	387,000.00	0.36%	6.490	359	60.41	662
6.500 - 6.999	8	1,361,550.00	1.27%	6.738	359	71.08	658
7.000 - 7.499	22	3,991,881.53	3.72%	7.338	359	76.24	631
7.500 - 7.999	41	8,185,958.48	7.62%	7.842	359	75.57	624
8.000 - 8.499	67	15,072,511.50	14.04%	8.303	358	76.74	601
8.500 - 8.999	155	30,395,924.55	28.31%	8.793	358	78.84	589
9.000 - 9.499	128	20,608,900.85	19.19%	9.272	359	76.52	573
9.500 - 9.999	94	13,379,204.04	12.46%	9.758	358	72.41	565
10.000 -10.499	60	8,237,420.27	7.67%	10.264	359	67.05	569
10.500 -10.999	41	4,014,634.24	3.74%	10.764	359	62.63	538
11.000 -11.499	14	982,342.98	0.91%	11.231	359	65.78	535
11.500 -11.999	5	694,115.00	0.65%	11.757	360	57.43	530
12.000 -12.499	1	56,000.00	0.05%	12.190	359	70.00	514
Total	637	107,367,443.44	100.00%	9.005	359	75.01	586

Maximum Interest Rate (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
13.000 -13.499	1	387,000.00	0.36%	6.490	359	60.41	662
13.500 -13.999	8	1,361,550.00	1.27%	6.738	359	71.08	658
14.000 -14.499	22	3,991,881.53	3.72%	7.338	359	76.24	631
14.500 -14.999	41	8,185,958.48	7.62%	7.842	359	75.57	624
15.000 -15.499	67	15,072,511.50	14.04%	8.303	358	76.74	601
15.500 -15.999	156	30,654,674.55	28.55%	8.803	358	78.81	589
16.000 -16.499	128	20,608,900.85	19.19%	9.272	359	76.52	573
16.500 -16.999	93	13,120,454.04	12.22%	9.753	358	72.36	565
17.000 -17.499	60	8,237,420.27	7.67%	10.264	359	67.05	569
17.500 -17.999	41	4,014,634.24	3.74%	10.764	359	62.63	538
18.000 -18.499	14	982,342.98	0.91%	11.231	359	65.78	535
18.500 -18.999	5	694,115.00	0.65%	11.757	360	57.43	530
19.000 -19.499	1	56,000.00	0.05%	12.190	359	70.00	514
Total	637	107,367,443.44	100.00%	9.005	359	75.01	586

Combined Original LTV (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	441	48,767,939.48	7.73%	8.491	318	39.91	621
50.00- 54.99	163	21,102,609.43	3.34%	8.642	333	52.29	603
55.00- 59.99	198	28,657,337.54	4.54%	8.476	326	57.46	603
60.00- 64.99	286	45,152,140.39	7.16%	8.415	336	62.41	610
65.00- 69.99	334	51,572,281.36	8.17%	8.614	338	66.69	602
70.00- 74.99	425	65,196,343.76	10.33%	8.772	345	71.54	596
75.00- 79.99	444	70,306,673.96	11.14%	8.768	342	76.33	604
80.00	514	84,278,298.66	13.36%	8.902	342	80.00	597
80.01- 84.99	155	25,836,969.58	4.10%	8.285	343	83.45	621
85.00- 89.99	408	70,887,112.57	11.24%	8.676	341	85.97	617
90.00- 94.99	376	69,745,127.40	11.06%	8.729	343	90.56	630
95.00- 99.99	103	20,972,308.37	3.32%	8.847	342	95.29	641
100.00	149	28,412,238.70	4.50%	9.494	338	100.00	653
Total	3,996	630,887,381.20	100.00%	8.710	339	74.71	612

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Non-owner	228	34,090,876.00	5.40%	9.564	350	72.01	649
Primary	3,768	596,796,505.20	94.60%	8.662	338	74.86	610
Total	3,996	630,887,381.20	100.00%	8.710	339	74.71	612

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Condominium	164	22,141,535.39	3.51%	8.756	343	75.10	610
Five-Eight Family	42	9,393,218.30	1.49%	10.231	348	65.50	664
Multi-Use	50	9,683,502.84	1.53%	10.426	359	67.89	656
Single Family	3,397	502,200,162.50	79.60%	8.753	335	74.91	609
Two-Four Family	343	87,468,962.17	13.86%	8.103	354	75.18	620
Total	3,996	630,887,381.20	100.00%	8.710	339	74.71	612

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Cash Out Refinance	2,350	371,546,328.25	58.89%	8.659	341	72.24	607
Debt Consolidation	1,082	172,684,673.20	27.37%	8.677	331	77.05	618
Purchase	247	44,463,507.15	7.05%	9.201	356	85.63	629
Rate/Term Refinance	317	42,192,872.60	6.69%	8.781	336	75.39	614
Total	3,996	630,887,381.20	100.00%	8.710	339	74.71	612

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Full	2,892	420,584,471.48	66.67%	8.661	335	73.71	609
Limited	346	62,034,078.94	9.83%	8.645	350	78.82	614
No Income Verification	566	116,347,299.66	18.44%	8.874	343	76.91	620
Stated Income	192	31,921,531.12	5.06%	8.885	345	71.90	622
Total	3,996	630,887,381.20	100.00%	8.710	339	74.71	612

Risk Grade	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
A+	2,460	398,618,099.49	63.18%	8.441	335	76.90	632
A1	668	108,791,512.84	17.24%	8.811	344	75.79	590
A2	262	39,409,517.81	6.25%	9.144	347	71.07	576
B1	136	17,493,280.62	2.77%	9.389	341	69.46	561
B2	172	27,701,305.04	4.39%	9.315	346	67.97	567
C1	104	11,617,153.20	1.84%	9.726	343	66.74	557
C2	55	7,936,334.79	1.26%	9.481	353	62.53	558
D1	53	7,359,947.31	1.17%	10.323	354	60.23	549
D2	42	6,111,260.10	0.97%	10.467	355	56.24	557
D3	44	5,848,970.00	0.93%	10.455	355	47.56	580
Total	3,996	630,887,381.20	100.00%	8.710	339	74.71	612

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2/28 Arms	251	43,627,312.90	6.92%	9.027	359	75.90	578
2/28 IO	4	730,590.00	0.12%	8.509	359	82.28	723
3/27 Arms	380	62,613,540.54	9.92%	9.008	358	74.28	589
3/27 IO	2	396,000.00	0.06%	7.083	359	80.00	649
Fixed Rate	2,106	281,993,131.27	44.70%	8.825	313	72.00	623
Fixed Rate IO	6	1,798,500.00	0.29%	7.539	359	69.40	643
Fixed/Stepped	1,247	239,728,306.49	38.00%	8.453	359	77.80	611
Total	3,996	630,887,381.20	100.00%	8.710	339	74.71	612

State	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Alabama	17	1,514,510.00	0.24%	9.863	345	78.98	564
Arizona	133	20,129,569.73	3.19%	8.310	346	75.98	618
Arkansas	5	423,085.00	0.07%	9.955	359	78.49	557
California	84	16,872,891.59	2.67%	8.384	333	67.67	636
Colorado	28	3,609,343.19	0.57%	8.972	323	82.13	651
Connecticut	78	13,326,600.96	2.11%	8.985	351	74.63	602
Delaware	32	4,762,162.63	0.75%	9.139	348	77.62	591
Florida	682	101,047,659.79	16.02%	8.591	339	73.65	606
Georgia	62	7,368,410.49	1.17%	9.580	322	80.15	616
Idaho	2	360,800.00	0.06%	9.590	298	81.73	532
Illinois	193	30,377,019.90	4.81%	8.949	340	76.39	605
Indiana	30	2,050,895.68	0.33%	10.148	317	76.16	569
Kansas	18	1,586,153.86	0.25%	9.837	277	79.96	637
Kentucky	8	784,325.00	0.12%	9.242	357	78.52	581
Louisiana	28	3,026,237.49	0.48%	8.427	289	76.45	636
Maine	22	2,821,189.77	0.45%	9.097	350	73.04	563
Maryland	267	39,801,703.67	6.31%	9.040	341	71.16	599
Massachusetts	79	13,972,166.91	2.21%	9.264	348	70.88	598
Michigan	87	7,866,124.75	1.25%	9.541	323	79.49	624
Minnesota	40	5,442,367.15	0.86%	9.041	327	76.17	636
Missouri	81	7,706,624.36	1.22%	9.302	287	78.24	639
Montana	1	136,000.00	0.02%	9.940	358	80.00	804
Nebraska	12	740,768.00	0.12%	9.140	207	77.85	639
Nevada	35	7,075,151.09	1.12%	8.001	328	75.86	650
New Hampshire	36	5,684,148.03	0.90%	8.702	345	75.28	616
New Jersey	194	40,431,186.89	6.41%	9.181	348	72.57	607
New Mexico	3	640,358.77	0.10%	9.656	359	72.56	564
New York	609	158,198,131.74	25.08%	7.985	351	74.30	622
North Carolina	220	24,784,532.82	3.93%	9.639	302	79.19	611
Ohio	90	8,061,894.30	1.28%	9.246	340	78.59	603
Oklahoma	10	655,770.00	0.10%	9.404	359	73.21	564
Oregon	49	7,136,633.10	1.13%	8.196	338	75.04	634
Pennsylvania	332	36,646,290.00	5.81%	9.165	328	76.62	604
Rhode Island	24	4,838,649.23	0.77%	8.724	352	72.84	598
South Carolina	62	8,310,535.80	1.32%	9.346	330	80.69	615
Tennessee	34	2,942,511.55	0.47%	9.155	320	77.69	587
Texas	50	5,502,710.18	0.87%	9.776	352	79.53	574
Utah	1	127,500.00	0.02%	8.840	360	72.86	555
Vermont	7	1,016,615.54	0.16%	9.682	351	71.59	591
Virginia	124	16,912,158.07	2.68%	9.226	332	72.55	594
Washington	38	6,176,662.75	0.98%	8.074	314	75.27	638
Wisconsin	89	10,019,331.42	1.59%	9.129	314	79.71	619
Total	3,996	630,887,381.20	100.00%	8.710	339	74.71	612

Prepayment Penalty Original Term	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Prepay Penalty: N/A	1,241	174,583,843.57	27.67%	9.286	338	73.92	601
Prepay Penalty: 12 months	665	164,786,761.74	26.12%	8.045	350	74.60	618
Prepay Penalty: 18 months	2	341,250.00	0.05%	9.852	359	87.57	590
Prepay Penalty: 24 months	237	37,344,685.38	5.92%	9.003	355	78.36	586
Prepay Penalty: 30 months	32	6,146,277.54	0.97%	9.258	298	79.54	633
Prepay Penalty: 36 months	1,819	247,684,562.97	39.26%	8.688	330	74.65	620
Total	3,996	630,887,381.20	100.00%	8.710	339	74.71	612

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
400-499	106	13,965,235.47	2.21%	9.875	352	65.12	483
500-524	323	42,894,978.50	6.80%	9.878	350	66.85	511
525-549	400	57,634,158.30	9.14%	9.516	349	71.73	536
550-574	537	76,573,291.42	12.14%	9.153	344	72.68	561
575-599	580	93,805,494.57	14.87%	8.889	342	76.46	587
600-624	511	86,419,146.85	13.70%	8.519	342	77.10	612
625-649	485	83,841,996.05	13.29%	8.295	337	78.28	636
650-674	350	64,850,449.28	10.28%	8.084	338	76.86	661
675-699	230	41,988,494.35	6.66%	8.086	329	76.69	686
700+	455	66,460,445.43	10.53%	8.002	312	73.36	741
None	19	2,453,690.98	0.39%	9.497	352	72.28	0
Total	3,996	630,887,381.20	100.00%	8.710	339	74.71	612

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
First Lien	3,645	607,306,417.60	96.26%	8.658	341	74.61	611
Second Lien	351	23,580,963.60	3.74%	10.072	277	77.13	635
Total	3,996	630,887,381.20	100.00%	8.710	339	74.71	612

Initial Periodic Rate Cap (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
3.000	637	107,367,443.44	100.00%	9.005	359	75.01	586
Total	637	107,367,443.44	100.00%	9.005	359	75.01	586

Subsequent Periodic Rate Cap (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.000	637	107,367,443.44	100.00%	9.005	359	75.01	586
Total	637	107,367,443.44	100.00%	9.005	359	75.01	586

Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
04/01/08	95	14,899,946.90	13.88%	9.166	358	76.06	578
05/01/08	94	16,321,926.00	15.20%	8.937	359	76.49	576
06/01/08	66	13,136,030.00	12.23%	8.952	360	75.32	588
04/01/09	126	21,842,388.54	20.34%	9.127	358	75.15	586
05/01/09	158	25,214,870.00	23.48%	8.847	358	72.93	588
06/01/09	98	15,952,282.00	14.86%	9.052	360	75.38	597
Total	637	107,367,443.44	100.00%	9.005	359	75.01	586

  DESCRIPTION OF THE COLLATERAL

GR1 ARM MORTGAGE LOANS

		Minimum	Maximum
Scheduled Principal Balance	$107,367,443	$39,950	$800,000
Average Scheduled Principal Balance	$168,552
Number of Mortgage Loans	637

Weighted Average Gross Coupon	9.005%	6.490%	12.190%
Weighted Average FICO Score	586	444	797
Weighted Average Combined Original LTV	75.01%	18.33%	100.00%

Weighted Average Original Term	360 months	240 months	360 months
Weighted Average Stated Remaining Term	359 months	239 months	360 months
Weighted Average Seasoning	1 month	0 months	2 months

Weighted Average Gross Margin	5.247%	2.440%	8.490%
Weighted Average Minimum Interest Rate	9.005%	6.490%	12.190%
Weighted Average Maximum Interest Rate	16.003%	13.490%	19.190%
Weighted Average Initial Rate Cap	3.000%	3.000%	3.000%
Weighted Average Subsequent Rate Cap	1.000%	1.000%	1.000%
Weighted Average Months to Roll	30 months	22 months	36 months

Maturity Date		May 1, 2026	June 1, 2036
Maximum Zip Code Concentration	0.95%	33175

ARM	100.00%	Cash Out Refinance	63.66%
		Debt Consolidation	17.42%
2/28 Arms	40.63%	Purchase	15.63%
2/28 IO	0.68%	Rate/Term Refinance	3.29%
3/27 Arms	58.32%
3/27 IO	0.37%	Condominium	5.71%
		Single Family	80.36%
Interest Only	1.05%	Two-Four Family	13.93%
Not Interest Only	98.95%
		Non-owner	7.16%
Prepay Penalty: N/A	45.75%	Primary	92.84%
Prepay Penalty: 12 months	5.17%
Prepay Penalty: 18 months	0.15%	Top 5 States:
Prepay Penalty: 24 months	25.92%	Florida	23.10%
Prepay Penalty: 30 months	0.28%	New Jersey	12.61%
Prepay Penalty: 36 months	22.72%	Maryland	11.13%
		Pennsylvania	8.65%
First Lien	100.00%	Illinois	8.47%

Full	52.51%
Limited	12.89%
No Income Verification	25.63%
Stated Income	8.97%

Original Principal Balance ($)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 - 50,000.00	33	1,450,507.73	1.35%	10.155	359	62.72	559
50,000.01 - 100,000.00	154	11,573,306.20	10.78%	9.595	358	67.99	570
100,000.01 - 150,000.00	156	19,811,881.45	18.45%	9.095	358	72.07	578
150,000.01 - 200,000.00	116	20,393,652.97	18.99%	9.057	359	72.14	575
200,000.01 - 250,000.00	61	13,741,269.00	12.80%	8.815	359	79.42	598
250,000.01 - 300,000.00	48	13,060,688.40	12.16%	8.886	359	75.79	581
300,000.01 - 350,000.00	29	9,411,965.51	8.77%	8.892	359	75.65	578
350,000.01 - 400,000.00	16	6,131,022.18	5.71%	8.820	359	78.50	598
400,000.01 - 450,000.00	10	4,285,500.00	3.99%	8.598	359	85.82	617
450,000.01 - 500,000.00	5	2,357,700.00	2.20%	8.466	354	82.46	624
500,000.01 - 550,000.00	5	2,612,450.00	2.43%	8.600	359	87.50	639
550,000.01 - 600,000.00	3	1,737,500.00	1.62%	8.862	359	86.89	628
750,000.01 - 800,000.00	1	800,000.00	0.75%	8.190	360	76.19	655
Total	637	107,367,443.44	100.00%	9.005	359	75.01	586

Current Principal Balance ($)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 - 50,000.00	33	1,450,507.73	1.35%	10.155	359	62.72	559
50,000.01 - 100,000.00	154	11,573,306.20	10.78%	9.595	358	67.99	570
100,000.01 - 150,000.00	156	19,811,881.45	18.45%	9.095	358	72.07	578
150,000.01 - 200,000.00	116	20,393,652.97	18.99%	9.057	359	72.14	575
200,000.01 - 250,000.00	61	13,741,269.00	12.80%	8.815	359	79.42	598
250,000.01 - 300,000.00	48	13,060,688.40	12.16%	8.886	359	75.79	581
300,000.01 - 350,000.00	29	9,411,965.51	8.77%	8.892	359	75.65	578
350,000.01 - 400,000.00	16	6,131,022.18	5.71%	8.820	359	78.50	598
400,000.01 - 450,000.00	10	4,285,500.00	3.99%	8.598	359	85.82	617
450,000.01 - 500,000.00	5	2,357,700.00	2.20%	8.466	354	82.46	624
500,000.01 - 550,000.00	5	2,612,450.00	2.43%	8.600	359	87.50	639
550,000.01 - 600,000.00	3	1,737,500.00	1.62%	8.862	359	86.89	628
750,000.01 - 800,000.00	1	800,000.00	0.75%	8.190	360	76.19	655
Total	637	107,367,443.44	100.00%	9.005	359	75.01	586

Current Gross Rate (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
6.000 - 6.499	1	387,000.00	0.36%	6.490	359	60.41	662
6.500 - 6.999	8	1,361,550.00	1.27%	6.738	359	71.08	658
7.000 - 7.499	22	3,991,881.53	3.72%	7.338	359	76.24	631
7.500 - 7.999	41	8,185,958.48	7.62%	7.842	359	75.57	624
8.000 - 8.499	67	15,072,511.50	14.04%	8.303	358	76.74	601
8.500 - 8.999	155	30,395,924.55	28.31%	8.793	358	78.84	589
9.000 - 9.499	128	20,608,900.85	19.19%	9.272	359	76.52	573
9.500 - 9.999	94	13,379,204.04	12.46%	9.758	358	72.41	565
10.000 -10.499	60	8,237,420.27	7.67%	10.264	359	67.05	569
10.500 -10.999	42	4,059,434.24	3.78%	10.764	359	62.82	538
11.000 -11.499	13	937,542.98	0.87%	11.254	359	65.10	533
11.500 -11.999	5	694,115.00	0.65%	11.757	360	57.43	530
12.000 -12.499	1	56,000.00	0.05%	12.190	359	70.00	514
Total	637	107,367,443.44	100.00%	9.005	359	75.01	586

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
181-240	1	139,750.00	0.13%	8.890	239	65.00	504
241-300	1	85,000.00	0.08%	9.890	287	38.64	523
301-360	635	107,142,693.44	99.79%	9.005	359	75.06	586
Total	637	107,367,443.44	100.00%	9.005	359	75.01	586

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
181-240	1	139,750.00	0.13%	8.890	239	65.00	504
241-300	1	85,000.00	0.08%	9.890	287	38.64	523
301-360	635	107,142,693.44	99.79%	9.005	359	75.06	586
Total	637	107,367,443.44	100.00%	9.005	359	75.01	586

Seasoning (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
None	164	29,088,312.00	27.09%	9.007	360	75.35	593
1	252	41,536,796.00	38.69%	8.882	358	74.33	583
2	221	36,742,335.44	34.22%	9.143	358	75.52	583
Total	637	107,367,443.44	100.00%	9.005	359	75.01	586

Gross Margin (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2.000 - 2.499	1	218,000.00	0.20%	6.690	359	32.30	664
2.500 - 2.999	4	886,600.00	0.83%	6.540	359	72.40	666
3.000 - 3.499	10	1,550,893.20	1.44%	7.032	359	77.99	633
3.500 - 3.999	24	4,557,668.33	4.24%	7.521	359	71.97	630
4.000 - 4.499	57	12,926,028.48	12.04%	8.039	359	74.92	615
4.500 - 4.999	103	19,799,073.33	18.44%	8.562	358	76.53	593
5.000 - 5.499	150	28,559,488.52	26.60%	8.987	359	78.31	586
5.500 - 5.999	139	21,009,432.96	19.57%	9.519	358	73.22	566
6.000 - 6.499	88	11,519,928.50	10.73%	10.088	359	70.91	558
6.500 - 6.999	36	4,111,319.54	3.83%	10.482	359	74.59	574
7.000 - 7.499	20	1,896,677.54	1.77%	11.199	359	66.79	532
7.500 - 7.999	4	276,333.04	0.26%	11.290	359	76.69	512
8.000 - 8.499	1	56,000.00	0.05%	12.190	359	70.00	514
Total	637	107,367,443.44	100.00%	9.005	359	75.01	586

Minimum Interest Rate (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
6.000 - 6.499	1	387,000.00	0.36%	6.490	359	60.41	662
6.500 - 6.999	8	1,361,550.00	1.27%	6.738	359	71.08	658
7.000 - 7.499	22	3,991,881.53	3.72%	7.338	359	76.24	631
7.500 - 7.999	41	8,185,958.48	7.62%	7.842	359	75.57	624
8.000 - 8.499	67	15,072,511.50	14.04%	8.303	358	76.74	601
8.500 - 8.999	155	30,395,924.55	28.31%	8.793	358	78.84	589
9.000 - 9.499	128	20,608,900.85	19.19%	9.272	359	76.52	573
9.500 - 9.999	94	13,379,204.04	12.46%	9.758	358	72.41	565
10.000 -10.499	60	8,237,420.27	7.67%	10.264	359	67.05	569
10.500 -10.999	41	4,014,634.24	3.74%	10.764	359	62.63	538
11.000 -11.499	14	982,342.98	0.91%	11.231	359	65.78	535
11.500 -11.999	5	694,115.00	0.65%	11.757	360	57.43	530
12.000 -12.499	1	56,000.00	0.05%	12.190	359	70.00	514
Total	637	107,367,443.44	100.00%	9.005	359	75.01	586

Maximum Interest Rate (%)_	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
13.000 -13.499	1	387,000.00	0.36%	6.490	359	60.41	662
13.500 -13.999	8	1,361,550.00	1.27%	6.738	359	71.08	658
14.000 -14.499	22	3,991,881.53	3.72%	7.338	359	76.24	631
14.500 -14.999	41	8,185,958.48	7.62%	7.842	359	75.57	624
15.000 -15.499	67	15,072,511.50	14.04%	8.303	358	76.74	601
15.500 -15.999	156	30,654,674.55	28.55%	8.803	358	78.81	589
16.000 -16.499	128	20,608,900.85	19.19%	9.272	359	76.52	573
16.500 -16.999	93	13,120,454.04	12.22%	9.753	358	72.36	565
17.000 -17.499	60	8,237,420.27	7.67%	10.264	359	67.05	569
17.500 -17.999	41	4,014,634.24	3.74%	10.764	359	62.63	538
18.000 -18.499	14	982,342.98	0.91%	11.231	359	65.78	535
18.500 -18.999	5	694,115.00	0.65%	11.757	360	57.43	530
19.000 -19.499	1	56,000.00	0.05%	12.190	359	70.00	514
Total	637	107,367,443.44	100.00%	9.005	359	75.01	586

Combined Original LTV (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	57	6,732,906.16	6.27%	9.184	358	39.40	565
50.00- 54.99	24	2,861,269.65	2.66%	9.483	359	52.43	567
55.00- 59.99	30	4,595,178.25	4.28%	9.535	359	57.20	562
60.00- 64.99	52	7,977,510.04	7.43%	9.195	359	61.76	574
65.00- 69.99	56	8,721,027.25	8.12%	9.217	357	66.24	563
70.00- 74.99	72	11,273,641.87	10.50%	9.183	359	71.30	561
75.00- 79.99	72	12,961,489.30	12.07%	8.844	359	76.31	577
80.00	102	17,586,874.13	16.38%	8.896	359	80.00	583
80.01- 84.99	15	3,565,577.74	3.32%	8.494	359	83.23	600
85.00- 89.99	72	12,245,953.89	11.41%	8.806	358	85.47	596
90.00- 94.99	51	10,718,444.26	9.98%	8.825	359	90.10	620
95.00- 99.99	13	3,227,020.01	3.01%	8.828	359	95.00	629
100.00	21	4,900,550.89	4.56%	9.086	359	100.00	658
Total	637	107,367,443.44	100.00%	9.005	359	75.01	586

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Non-owner	55	7,687,474.78	7.16%	9.216	359	75.78	633
Primary	582	99,679,968.66	92.84%	8.989	359	74.96	582
Total	637	107,367,443.44	100.00%	9.005	359	75.01	586

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Condominium	40	6,126,973.90	5.71%	8.732	359	76.99	595
Single Family	524	86,285,618.43	80.36%	9.021	359	74.79	582
Two-Four Family	73	14,954,851.11	13.93%	9.024	359	75.47	604
Total	637	107,367,443.44	100.00%	9.005	359	75.01	586

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Cash Out Refinance	395	68,354,815.01	63.66%	8.965	359	73.08	577
Debt Consolidation	113	18,698,197.22	17.42%	9.034	358	74.11	584
Purchase	100	16,783,195.89	15.63%	9.000	359	86.21	622
Rate/Term Refinance	29	3,531,235.32	3.29%	9.657	359	64.15	594
Total	637	107,367,443.44	100.00%	9.005	359	75.01	586

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Full	389	56,375,584.50	52.51%	9.168	358	73.15	569
Limited	80	13,841,564.79	12.89%	8.767	359	77.54	596
No Income Verification	118	27,518,942.07	25.63%	8.835	359	78.27	607
Stated Income	50	9,631,352.08	8.97%	8.880	359	72.98	609
Total	637	107,367,443.44	100.00%	9.005	359	75.01	586

Risk Grade	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
A+	276	52,446,819.82	48.85%	8.713	359	80.64	603
A1	122	22,052,549.57	20.54%	8.912	359	76.45	581
A2	52	7,861,340.18	7.32%	9.111	359	73.35	570
B1	29	3,648,081.33	3.40%	9.198	354	72.57	564
B2	39	5,836,758.22	5.44%	9.260	359	67.88	560
C1	32	3,629,109.19	3.38%	9.370	357	64.79	561
C2	13	2,118,029.95	1.97%	9.209	359	57.96	560
D1	21	2,864,950.00	2.67%	10.270	359	60.69	539
D2	23	3,805,875.10	3.54%	10.346	359	56.35	554
D3	30	3,103,930.08	2.89%	10.257	359	49.82	578
Total	637	107,367,443.44	100.00%	9.005	359	75.01	586

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2/28 Arms	251	43,627,312.90	40.63%	9.027	359	75.90	578
2/28 IO	4	730,590.00	0.68%	8.509	359	82.28	723
3/27 Arms	380	62,613,540.54	58.32%	9.008	358	74.28	589
3/27 IO	2	396,000.00	0.37%	7.083	359	80.00	649
Total	637	107,367,443.44	100.00%	9.005	359	75.01	586

State	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Alabama	3	297,415.00	0.28%	9.142	359	82.50	567
Arizona	3	535,924.40	0.50%	9.272	358	76.59	519
Arkansas	1	72,900.00	0.07%	9.515	359	90.00	622
California	2	467,000.00	0.43%	9.610	359	66.15	541
Colorado	1	115,000.00	0.11%	8.490	358	88.46	591
Connecticut	31	5,549,178.60	5.17%	8.954	359	74.37	585
Delaware	8	1,194,031.63	1.11%	8.906	359	75.67	557
Florida	125	24,805,218.38	23.10%	8.681	359	75.39	585
Georgia	10	1,261,345.60	1.17%	9.661	359	79.30	578
Illinois	57	9,094,495.96	8.47%	8.812	359	76.15	599
Indiana	7	482,683.04	0.45%	10.126	359	76.37	566
Kentucky	3	398,000.00	0.37%	9.434	359	82.62	579
Louisiana	2	308,800.00	0.29%	7.834	359	63.96	613
Maine	7	992,000.00	0.92%	8.886	359	76.02	569
Maryland	64	11,952,895.71	11.13%	8.904	357	74.03	588
Massachusetts	20	4,256,195.87	3.96%	9.352	359	65.65	579
Michigan	12	970,900.00	0.90%	9.920	359	75.45	563
Minnesota	8	1,564,395.57	1.46%	8.961	359	81.51	619
Missouri	5	772,265.00	0.72%	8.784	344	82.23	649
Nevada	1	225,250.00	0.21%	8.940	359	85.00	553
New Hampshire	8	1,557,243.00	1.45%	9.286	359	74.46	607
New Jersey	57	13,537,396.45	12.61%	9.071	359	72.71	595
New York	12	1,753,939.64	1.63%	9.907	358	59.38	553
North Carolina	19	2,300,486.98	2.14%	9.381	359	76.05	572
Ohio	21	1,767,173.31	1.65%	9.355	359	79.22	593
Oklahoma	5	384,995.00	0.36%	8.927	359	72.15	582
Pennsylvania	68	9,291,818.67	8.65%	9.127	359	76.67	583
Rhode Island	5	1,146,250.00	1.07%	8.085	359	74.09	592
South Carolina	4	966,200.00	0.90%	9.088	360	91.59	629
Tennessee	7	598,938.12	0.56%	9.423	358	77.67	547
Texas	15	1,457,306.97	1.36%	9.749	359	83.97	562
Vermont	3	499,315.54	0.47%	9.358	358	65.03	611
Virginia	27	4,982,850.00	4.64%	9.157	359	77.17	572
Washington	2	419,300.00	0.39%	8.570	359	83.87	597
Wisconsin	14	1,388,335.00	1.29%	9.862	359	78.24	550
Total	637	107,367,443.44	100.00%	9.005	359	75.01	586

Prepayment Penalty Original Term	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Prepay Penalty: N/A	281	49,124,755.86	45.75%	9.143	359	73.20	588
Prepay Penalty: 12 months	22	5,551,751.63	5.17%	8.895	359	75.71	600
Prepay Penalty: 18 months	1	165,750.00	0.15%	8.965	359	85.00	0
Prepay Penalty: 24 months	172	27,831,141.91	25.92%	8.943	359	77.70	580
Prepay Penalty: 30 months	1	299,000.00	0.28%	8.490	359	79.73	628
Prepay Penalty: 36 months	160	24,395,044.04	22.72%	8.830	359	75.32	584
Total	637	107,367,443.44	100.00%	9.005	359	75.01	586

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
400-499	10	1,017,350.00	0.95%	9.576	358	68.56	488
500-524	99	14,509,627.04	13.51%	9.699	357	66.35	511
525-549	103	16,072,952.30	14.97%	9.336	359	70.78	537
550-574	112	17,143,251.72	15.97%	9.129	359	70.92	562
575-599	105	17,234,930.25	16.05%	9.039	359	75.70	586
600-624	73	14,005,086.11	13.04%	8.690	359	80.71	611
625-649	64	12,688,970.05	11.82%	8.633	359	82.07	636
650-674	32	7,080,175.37	6.59%	7.978	359	77.18	661
675-699	11	2,603,140.00	2.42%	8.193	355	85.71	685
700+	21	4,074,273.36	3.79%	8.892	359	85.59	728
None	7	937,687.24	0.87%	9.361	358	78.54	0
Total	637	107,367,443.44	100.00%	9.005	359	75.01	586

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
First Lien	637	107,367,443.44	100.00%	9.005	359	75.01	586
Total	637	107,367,443.44	100.00%	9.005	359	75.01	586

Initial Periodic Rate Cap (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
3.000	637	107,367,443.44	100.00%	9.005	359	75.01	586
Total	637	107,367,443.44	100.00%	9.005	359	75.01	586

Subsequent Periodic Rate Cap (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.000	637	107,367,443.44	100.00%	9.005	359	75.01	586
Total	637	107,367,443.44	100.00%	9.005	359	75.01	586

Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
04/01/08	95	14,899,946.90	13.88%	9.166	358	76.06	578
05/01/08	94	16,321,926.00	15.20%	8.937	359	76.49	576
06/01/08	66	13,136,030.00	12.23%	8.952	360	75.32	588
04/01/09	126	21,842,388.54	20.34%	9.127	358	75.15	586
05/01/09	158	25,214,870.00	23.48%	8.847	358	72.93	588
06/01/09	98	15,952,282.00	14.86%	9.052	360	75.38	597
Total	637	107,367,443.44	100.00%	9.005	359	75.01	586

  DESCRIPTION OF THE COLLATERAL

GR2 FRM MORTGAGE LOANS

		Minimum	Maximum
Scheduled Principal Balance	$523,519,938	$22,470	$1,000,000
Average Scheduled Principal Balance	$155,856
Number of Mortgage Loans	3,359

Weighted Average Gross Coupon	8.650%	6.240%	14.140%
Weighted Average FICO Score	618	413	863
Weighted Average Combined Original LTV	74.65%	7.18%	100.00%

Weighted Average Original Term	335 months	60 months	360 months
Weighted Average Stated Remaining Term	335 months	58 months	360 months
Weighted Average Seasoning	1 month	0 months	3 months

Maturity Date		April 1, 2011	July 1, 2036
Maximum Zip Code Concentration	1.10%	11203

Fixed Rate	100.00%	Cash Out Refinance	57.91%
		Debt Consolidation	29.41%
Fixed Rate	53.86%	Purchase	5.29%
Fixed Rate IO	0.34%	Rate/Term Refinance	7.38%
Fixed/Stepped	45.79%
		Condominium	3.06%
Interest Only	0.34%	Five-Eight Family	1.79%
Not Interest Only	99.66%	Multi-Use	1.85%
		Single Family	79.45%
Prepay Penalty: N/A	23.96%	Two-Four Family	13.85%
Prepay Penalty: 12 months	30.42%
Prepay Penalty: 18 months	0.03%	Non-owner	5.04%
Prepay Penalty: 24 months	1.82%	Primary	94.96%
Prepay Penalty: 30 months	1.12%
Prepay Penalty: 36 months	42.65%	Top 5 States:
		New York	29.88%
First Lien	95.50%	Florida	14.56%
Second Lien	4.50%	Maryland	5.32%
		Pennsylvania	5.23%
Full	69.57%	New Jersey	5.14%
Limited	9.21%
No Income Verification	16.97%
Stated Income	4.26%

Original Principal Balance($)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 - 50,000.00	351	14,296,196.21	2.73%	10.156	273	65.49	613
50,000.01 - 100,000.00	1,022	76,625,134.81	14.64%	9.378	304	69.90	611
100,000.01 - 150,000.00	735	90,816,168.39	17.35%	8.953	320	73.16	614
150,000.01 - 200,000.00	401	69,258,778.73	13.23%	8.810	340	73.69	615
200,000.01 - 250,000.00	288	64,816,667.17	12.38%	8.541	343	74.39	616
250,000.01 - 300,000.00	174	48,204,388.30	9.21%	8.281	347	73.33	615
300,000.01 - 350,000.00	131	42,882,129.70	8.19%	8.271	352	76.83	617
350,000.01 - 400,000.00	101	37,768,278.17	7.21%	8.229	346	78.72	623
400,000.01 - 450,000.00	59	25,052,175.40	4.79%	8.133	358	79.95	626
450,000.01 - 500,000.00	39	18,638,026.05	3.56%	7.841	358	81.82	627
500,000.01 - 550,000.00	19	10,050,106.11	1.92%	7.721	353	87.81	635
550,000.01 - 600,000.00	14	8,084,949.00	1.54%	8.066	359	88.82	635
600,000.01 - 650,000.00	13	8,172,179.72	1.56%	7.474	359	77.56	644
650,000.01 - 700,000.00	7	4,768,760.00	0.91%	7.623	359	75.05	655
700,000.01 - 750,000.00	2	1,470,000.00	0.28%	7.781	354	81.70	615
750,000.01 - 800,000.00	1	776,000.00	0.15%	6.640	359	80.00	650
800,000.01 - 850,000.00	1	840,000.00	0.16%	9.640	359	80.00	604
950,000.01 - 1,000,000.00	1	1,000,000.00	0.19%	8.390	359	44.94	611
Total	3,359	523,519,937.76	100.00%	8.650	335	74.65	618

Current Principal Balance($)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 - 50,000.00	352	14,344,543.77	2.74%	10.148	273	65.43	613
50,000.01 - 100,000.00	1,021	76,576,787.25	14.63%	9.379	304	69.91	611
100,000.01 - 150,000.00	735	90,816,168.39	17.35%	8.953	320	73.16	614
150,000.01 - 200,000.00	401	69,258,778.73	13.23%	8.810	340	73.69	615
200,000.01 - 250,000.00	288	64,816,667.17	12.38%	8.541	343	74.39	616
250,000.01 - 300,000.00	174	48,204,388.30	9.21%	8.281	347	73.33	615
300,000.01 - 350,000.00	131	42,882,129.70	8.19%	8.271	352	76.83	617
350,000.01 - 400,000.00	101	37,768,278.17	7.21%	8.229	346	78.72	623
400,000.01 - 450,000.00	59	25,052,175.40	4.79%	8.133	358	79.95	626
450,000.01 - 500,000.00	39	18,638,026.05	3.56%	7.841	358	81.82	627
500,000.01 - 550,000.00	19	10,050,106.11	1.92%	7.721	353	87.81	635
550,000.01 - 600,000.00	14	8,084,949.00	1.54%	8.066	359	88.82	635
600,000.01 - 650,000.00	13	8,172,179.72	1.56%	7.474	359	77.56	644
650,000.01 - 700,000.00	7	4,768,760.00	0.91%	7.623	359	75.05	655
700,000.01 - 750,000.00	2	1,470,000.00	0.28%	7.781	354	81.70	615
750,000.01 - 800,000.00	1	776,000.00	0.15%	6.640	359	80.00	650
800,000.01 - 850,000.00	1	840,000.00	0.16%	9.640	359	80.00	604
950,000.01 - 1,000,000.00	1	1,000,000.00	0.19%	8.390	359	44.94	611
Total	3,359	523,519,937.76	100.00%	8.650	335	74.65	618

Current Gross Rate(%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
6.000 - 6.499	73	18,769,796.99	3.59%	6.376	343	64.57	690
6.500 - 6.999	227	53,216,591.55	10.17%	6.809	339	68.88	657
7.000 - 7.499	199	44,905,057.27	8.58%	7.300	336	74.98	650
7.500 - 7.999	447	82,844,931.88	15.82%	7.803	331	74.01	641
8.000 - 8.499	273	49,224,710.77	9.40%	8.294	332	75.20	626
8.500 - 8.999	487	79,757,489.32	15.23%	8.783	332	76.46	608
9.000 - 9.499	327	44,157,754.61	8.43%	9.288	335	77.17	594
9.500 - 9.999	503	67,337,179.31	12.86%	9.787	339	77.96	582
10.000 -10.499	307	35,110,355.04	6.71%	10.281	332	76.05	589
10.500 -10.999	281	28,926,288.68	5.53%	10.765	336	74.03	576
11.000 -11.499	123	10,915,508.02	2.09%	11.231	334	74.83	575
11.500 -11.999	86	6,668,719.32	1.27%	11.732	326	71.10	565
12.000 -12.499	15	1,015,557.00	0.19%	12.201	290	84.18	606
12.500 -12.999	5	331,775.00	0.06%	12.588	360	71.90	606
13.000 -13.499	5	315,753.00	0.06%	13.147	231	99.18	598
14.000 -14.499	1	22,470.00	0.00%	14.140	239	100.00	584
Total	3,359	523,519,937.76	100.00%	8.650	335	74.65	618

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1- 60	8	473,273.21	0.09%	8.410	59	58.28	723
61-120	79	5,997,484.08	1.15%	8.448	105	61.42	674
121-180	374	35,776,294.70	6.83%	8.481	169	69.72	643
181-240	253	22,939,265.01	4.38%	9.476	232	75.81	634
241-300	94	12,212,730.50	2.33%	8.790	281	74.26	648
301-360	2,551	446,120,890.26	85.22%	8.620	358	75.19	613
Total	3,359	523,519,937.76	100.00%	8.650	335	74.65	618

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1- 60	8	473,273.21	0.09%	8.410	59	58.28	723
61-120	79	5,997,484.08	1.15%	8.448	105	61.42	674
121-180	374	35,776,294.70	6.83%	8.481	169	69.72	643
181-240	253	22,939,265.01	4.38%	9.476	232	75.81	634
241-300	94	12,212,730.50	2.33%	8.790	281	74.26	648
301-360	2,551	446,120,890.26	85.22%	8.620	358	75.19	613
Total	3,359	523,519,937.76	100.00%	8.650	335	74.65	618

Seasoning (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
None	1,245	186,002,509.20	35.53%	8.619	333	73.67	619
1	1,469	231,364,276.37	44.19%	8.611	333	74.82	616
2	635	103,662,723.43	19.80%	8.811	339	76.07	618
3	10	2,490,428.76	0.48%	7.833	342	72.27	615
Total	3,359	523,519,937.76	100.00%	8.650	335	74.65	618

Combined Original LTV (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	384	42,035,033.32	8.03%	8.380	312	40.00	630
50.00- 54.99	139	18,241,339.78	3.48%	8.511	329	52.27	608
55.00- 59.99	168	24,062,159.29	4.60%	8.274	320	57.51	611
60.00- 64.99	234	37,174,630.35	7.10%	8.248	331	62.54	618
65.00- 69.99	278	42,851,254.11	8.19%	8.491	334	66.78	609
70.00- 74.99	353	53,922,701.89	10.30%	8.686	342	71.59	603
75.00- 79.99	372	57,345,184.66	10.95%	8.751	339	76.34	610
80.00	412	66,691,424.53	12.74%	8.903	338	80.00	601
80.01- 84.99	140	22,271,391.84	4.25%	8.251	340	83.48	625
85.00- 89.99	336	58,641,158.68	11.20%	8.649	338	86.07	621
90.00- 94.99	325	59,026,683.14	11.27%	8.712	340	90.64	632
95.00- 99.99	90	17,745,288.36	3.39%	8.850	339	95.35	643
100.00	128	23,511,687.81	4.49%	9.579	333	100.00	651
Total	3,359	523,519,937.76	100.00%	8.650	335	74.65	618

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Non-owner	173	26,403,401.22	5.04%	9.665	348	70.91	654
Primary	3,186	497,116,536.54	94.96%	8.596	334	74.84	616
Total	3,359	523,519,937.76	100.00%	8.650	335	74.65	618

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Condominium	124	16,014,561.49	3.06%	8.766	337	74.38	616
Five-Eight Family	42	9,393,218.30	1.79%	10.231	348	65.50	664
Multi-Use	50	9,683,502.84	1.85%	10.426	359	67.89	656
Single Family	2,873	415,914,544.07	79.45%	8.697	330	74.94	615
Two-Four Family	270	72,514,111.06	13.85%	7.913	353	75.12	623
Total	3,359	523,519,937.76	100.00%	8.650	335	74.65	618

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Cash Out Refinance	1,955	303,191,513.24	57.91%	8.590	336	72.05	614
Debt Consolidation	969	153,986,475.98	29.41%	8.634	327	77.41	622
Purchase	147	27,680,311.26	5.29%	9.324	354	85.27	633
Rate/Term Refinance	288	38,661,637.28	7.38%	8.701	334	76.42	616
Total	3,359	523,519,937.76	100.00%	8.650	335	74.65	618

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Full	2,503	364,208,886.98	69.57%	8.583	332	73.79	615
Limited	266	48,192,514.15	9.21%	8.610	348	79.18	620
No Income Verification	448	88,828,357.59	16.97%	8.887	338	76.49	624
Stated Income	142	22,290,179.04	4.26%	8.888	339	71.43	628
Total	3,359	523,519,937.76	100.00%	8.650	335	74.65	618

Risk Grade	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
A+	2,184	346,171,279.67	66.12%	8.400	331	76.33	637
A1	546	86,738,963.27	16.57%	8.785	340	75.62	592
A2	210	31,548,177.63	6.03%	9.152	344	70.50	577
B1	107	13,845,199.29	2.64%	9.439	337	68.64	560
B2	133	21,864,546.82	4.18%	9.330	342	67.99	569
C1	72	7,988,044.01	1.53%	9.888	337	67.63	556
C2	42	5,818,304.84	1.11%	9.580	351	64.20	557
D1	32	4,494,997.31	0.86%	10.356	351	59.95	555
D2	19	2,305,385.00	0.44%	10.665	348	56.05	562
D3	14	2,745,039.92	0.52%	10.678	351	44.99	583
Total	3,359	523,519,937.76	100.00%	8.650	335	74.65	618

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Fixed Rate	2,106	281,993,131.27	53.86%	8.825	313	72.00	623
Fixed Rate IO	6	1,798,500.00	0.34%	7.539	359	69.40	643
Fixed/Stepped	1,247	239,728,306.49	45.79%	8.453	359	77.80	611
Total	3,359	523,519,937.76	100.00%	8.650	335	74.65	618

State	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Alabama	14	1,217,095.00	0.23%	10.039	342	78.12	564
Arizona	130	19,593,645.33	3.74%	8.284	345	75.97	621
Arkansas	4	350,185.00	0.07%	10.047	359	76.09	537
California	82	16,405,891.59	3.13%	8.350	332	67.71	638
Colorado	27	3,494,343.19	0.67%	8.988	322	81.93	653
Connecticut	47	7,777,422.36	1.49%	9.008	345	74.81	615
Delaware	24	3,568,131.00	0.68%	9.218	344	78.28	603
Florida	557	76,242,441.41	14.56%	8.562	333	73.08	612
Georgia	52	6,107,064.89	1.17%	9.564	314	80.32	623
Idaho	2	360,800.00	0.07%	9.590	298	81.73	532
Illinois	136	21,282,523.94	4.07%	9.008	331	76.49	607
Indiana	23	1,568,212.64	0.30%	10.155	304	76.09	570
Kansas	18	1,586,153.86	0.30%	9.837	277	79.96	637
Kentucky	5	386,325.00	0.07%	9.044	354	74.30	584
Louisiana	26	2,717,437.49	0.52%	8.494	281	77.87	638
Maine	15	1,829,189.77	0.35%	9.212	344	71.43	559
Maryland	203	27,848,807.96	5.32%	9.098	334	69.92	603
Massachusetts	59	9,715,971.04	1.86%	9.225	343	73.17	606
Michigan	75	6,895,224.75	1.32%	9.487	318	80.07	633
Minnesota	32	3,877,971.58	0.74%	9.073	314	74.02	643
Missouri	76	6,934,359.36	1.32%	9.359	281	77.80	638
Montana	1	136,000.00	0.03%	9.940	358	80.00	804
Nebraska	12	740,768.00	0.14%	9.140	207	77.85	639
Nevada	34	6,849,901.09	1.31%	7.970	327	75.56	653
New Hampshire	28	4,126,905.03	0.79%	8.481	340	75.58	619
New Jersey	137	26,893,790.44	5.14%	9.237	343	72.50	612
New Mexico	3	640,358.77	0.12%	9.656	359	72.56	564
New York	597	156,444,192.10	29.88%	7.964	351	74.47	623
North Carolina	201	22,484,045.84	4.29%	9.665	297	79.51	615
Ohio	69	6,294,720.99	1.20%	9.216	335	78.42	606
Oklahoma	5	270,775.00	0.05%	10.082	359	74.72	541
Oregon	49	7,136,633.10	1.36%	8.196	338	75.04	634
Pennsylvania	264	27,354,471.33	5.23%	9.178	317	76.60	611
Rhode Island	19	3,692,399.23	0.71%	8.922	350	72.45	600
South Carolina	58	7,344,335.80	1.40%	9.380	326	79.26	613
Tennessee	27	2,343,573.43	0.45%	9.087	310	77.70	597
Texas	35	4,045,403.21	0.77%	9.786	350	77.93	578
Utah	1	127,500.00	0.02%	8.840	360	72.86	555
Vermont	4	517,300.00	0.10%	9.994	345	77.93	579
Virginia	97	11,929,308.07	2.28%	9.255	321	70.62	603
Washington	36	5,757,362.75	1.10%	8.038	310	74.64	640
Wisconsin	75	8,630,996.42	1.65%	9.011	307	79.95	630
Total	3,359	523,519,937.76	100.00%	8.650	335	74.65	618

Prepayment Penalty Original Term	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Prepay Penalty: N/A	960	125,459,087.71	23.96%	9.342	330	74.20	606
Prepay Penalty: 12 months	643	159,235,010.11	30.42%	8.015	350	74.56	618
Prepay Penalty: 18 months	1	175,500.00	0.03%	10.690	359	90.00	590
Prepay Penalty: 24 months	65	9,513,543.47	1.82%	9.175	344	80.29	605
Prepay Penalty: 30 months	31	5,847,277.54	1.12%	9.297	295	79.53	633
Prepay Penalty: 36 months	1,659	223,289,518.93	42.65%	8.673	327	74.57	624
Total	3,359	523,519,937.76	100.00%	8.650	335	74.65	618

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
400-499	96	12,947,885.47	2.47%	9.898	352	64.85	482
500-524	224	28,385,351.46	5.42%	9.969	346	67.11	511
525-549	297	41,561,206.00	7.94%	9.585	345	72.10	535
550-574	425	59,430,039.70	11.35%	9.160	340	73.19	561
575-599	475	76,570,564.32	14.63%	8.855	339	76.63	587
600-624	438	72,414,060.74	13.83%	8.486	339	76.40	612
625-649	421	71,153,026.00	13.59%	8.235	333	77.61	636
650-674	318	57,770,273.91	11.03%	8.097	335	76.82	661
675-699	219	39,385,354.35	7.52%	8.079	327	76.09	686
700+	434	62,386,172.07	11.92%	7.943	309	72.56	742
None	12	1,516,003.74	0.29%	9.582	349	68.40	0
Total	3,359	523,519,937.76	100.00%	8.650	335	74.65	618

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
First Lien	3,008	499,938,974.16	95.50%	8.583	337	74.53	617
Second Lien	351	23,580,963.60	4.50%	10.072	277	77.13	635
Total	3,359	523,519,937.76	100.00%	8.650	335	74.65	618

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